Exhibit 10.1

                                EXECUTION VERSION

                               PURCHASE AGREEMENT

                                 by and between

                             DUKE ENERGY MOAPA, LLC

                                       and

                         DUKE ENERGY NORTH AMERICA, LLC,

                                   as Sellers,

                                       and

                              NEVADA POWER COMPANY,

                                  as Purchaser

                                  June 22, 2004

                              MOAPA ENERGY FACILITY

                              Clark County, Nevada


                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; USAGE....................................................................      1
         Section 1.1   Definitions..............................................................      1
         Section 1.2   Rules as to Usage........................................................     11
         Section 1.3   Schedules and Exhibits...................................................     13
ARTICLE II  SALE AND PURCHASE; PRICE; CLOSINGS..................................................     13
         Section 2.1   Sale and Purchase; Definition of Purchased Assets; Assumed Liability.....     13
         Section 2.2   Purchase Price...........................................................     13
         Section 2.3   Allocation of Purchase Price.............................................     14
         Section 2.4   The Closing..............................................................     15
         Section 2.5   Agreements Between the Parties; Termination of Support Obligations.......     17
         Section 2.6   Further Assurances; Post-Closing Cooperation.............................     18
ARTICLE III  REPRESENTATIONS AND WARRANTIES.....................................................     20
         Section 3.1   Representations and Warranties of Sellers................................     20
         Section 3.2   Representations and Warranties of Purchaser..............................     27
ARTICLE IV COVENANTS............................................................................     29
         Section 4.1   Efforts to Close.........................................................     29
         Section 4.2   Preservation of Purchased Assets.........................................     31
         Section 4.3   Sellers Rights to Market the Facility Prior to Closing...................     31
         Section 4.4   Purchaser's Inspection Right.............................................     31
         Section 4.5   Cooperation with Construction Arrangements...............................     32
         Section 4.6   Equipment Warranties and Permits.........................................     32
         Section 4.7   Initial Work.............................................................     32
         Section 4.8   Risk of Loss.............................................................     32
ARTICLE V CONDITIONS TO CLOSING.................................................................     33
         Section 5.1   Purchaser's Conditions Precedent.........................................     33
         Section 5.2   Sellers' Conditions Precedent............................................     34
ARTICLE VI TERMINATION..........................................................................     35
         Section 6.1   Termination Prior to Closing.............................................     35
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                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)

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         Section 6.2   Effect of Termination or Breach Prior to Closing.........................     36
ARTICLE VII INDEMNIFICATION.....................................................................     36
         Section 7.1   Indemnification by Sellers...............................................     36
         Section 7.2   Indemnification by Purchaser.............................................     36
         Section 7.3   Method of Asserting Claims...............................................     36
         Section 7.4   Limitations of Liability.................................................     37
         Section 7.5   Indemnification in Case of Strict Liability or Indemnitee Negligence.....     38
ARTICLE VIII TAX MATTERS........................................................................     38
         Section 8.1   Representations and Warranties...........................................     39
         Section 8.2   Transfer Taxes...........................................................     39
         Section 8.3   Real Property Taxes......................................................     39
         Section 8.4   Sellers' Tax Indemnification.............................................     40
         Section 8.5   Purchaser Tax Indemnification............................................     40
         Section 8.6   Refunds..................................................................     40
         Section 8.7   Contests.................................................................     41
         Section 8.8   Information..............................................................     41
         Section 8.9   Tax Returns..............................................................     41
         Section 8.10  Survival of Obligations..................................................     42
         Section 8.11  Adjustments to Purchase Price............................................     42
ARTICLE IX  SURVIVAL; NO OTHER REPRESENTATIONS..................................................     42
         Section 9.1   Survival of Representations, Warranties, Covenants and Agreements........     42
         Section 9.2   NO OTHER REPRESENTATIONS.................................................     42
ARTICLE X   DISPUTE RESOLUTION..................................................................     42
         Section 10.1  Dispute Resolution.......................................................     43
         Section 10.2  Submission to Jurisdiction; Waiver of Jury Trial.........................     43
ARTICLE XI  LIMITED REMEDIES AND DAMAGES........................................................     43
         Section 11.1  Exclusive Remedies.......................................................     43
         Section 11.2  Limitation of Liability..................................................     43

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                               TABLE OF CONTENTS
                                  (continued)

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         Section 11.3  Specific Performance.....................................................     44
ARTICLE XII MISCELLANEOUS.......................................................................     44
         Section 12.1  Notices..................................................................     44
         Section 12.2  Payments.................................................................     45
         Section 12.3  Entire Agreement.........................................................     45
         Section 12.4  Expenses.................................................................     45
         Section 12.5  Public Announcements.....................................................     46
         Section 12.6  Confidentiality..........................................................     46
         Section 12.7  Waivers..................................................................     46
         Section 12.8  Amendment................................................................     47
         Section 12.9  No Construction Against Drafting Party...................................     47
         Section 12.10 No Third Party Beneficiary...............................................     47
         Section 12.11 Headings.................................................................     47
         Section 12.12 Invalid Provisions.......................................................     47
         Section 12.13 Governing Law............................................................     47
         Section 12.14 Court Costs; Interest....................................................     48
         Section 12.15 No Assignment; Binding Effect............................................     48
         Section 12.16 Counterparts.............................................................     48
         Section 12.17 Time of Essence..........................................................     48

SCHEDULES:

SCHEDULE I     Assumed Agreements

SCHEDULE II    Purchased Assets       Part A - Materials and Equipment
                                      Part B - Exceptions to Facilities Books
                                        and Records

SCHEDULE III   Excluded Assets and Excluded Liabilities

SCHEDULE IV    Sellers' Disclosure Schedule
               Section 1.1.1          Permitted Liens
               Section 3.1            Sellers' Knowledge
               Section 3.1.4          Sellers' Disclosed Liabilities
               Section 3.1.6          Approvals and Filings
               Section 3.1.8          Legal Proceedings
               Section 3.1.9          Compliance With Laws
               Section 3.1.11 Part A  Real Property Description
               Section 3.1.11 Part B  Exceptions
               Section 3.1.11 Part C  Government Commitments
               Section 3.1.13         Condition of Materials and Equipment
               Section 3.1.14 Part A  Facility Agreements
               Section 3.1.14 Part B  Exceptions
               Section 3.1.15 Part A  Transferred Permits
               Section 3.1.15 Part B  New Construction Permits
               Section 3.1.15 Part C  New Operations Permits
               Section 3.1.15 Part D  Permits Neither Transferred Nor Renewed
               Section 3.1.15 Part E  Exceptions
               Section 3.1.16         Insurance
               Section 3.1.17 Part A  Environmental Reports and Studies
               Section 3.1.17 Part B  Environmental Permits
               Section 3.1.17 Part C  Hazardous Materials Releases
               Section 3.1.20 Part A  Facility Intellectual Property
               Section 3.1.20 Part B  Exceptions
               Section 4.2            Preservation of Assets
               Section 8.1            Taxes

SCHEDULE V     Purchaser's Disclosure Schedule
               Section 3.2            Purchaser's Knowledge
               Section 3.2.6          Legal Proceedings

SCHEDULE VI    General Description of the Facility

SCHEDULE VII   Initial Work

EXHIBITS:

EXHIBIT 1.1(a)        Apex Consent

EXHIBIT 1.1(b)        BLM Consent

EXHIBIT 1.1(c)        Cormetech Consent

EXHIBIT 1.1(d)        GE Consent

EXHIBIT 1.1(e)        Kern River Consent

EXHIBIT 1.1(f)        Kerr-McGee Consent

EXHIBIT 1.1(g)        Las Vegas Valley Water District Consent

EXHIBIT 1.1(h)        Nevada First Bank Consent

EXHIBIT 1.1(i)        Balance of Plant Purchase Change Order

EXHIBIT 1.1(j)        Turbines Purchase Change Order

EXHIBIT 2.4.1(a)(ii)  Form of Assignment Agreement

EXHIBIT 2.4.1(a)(iv)  Form of TSA Assignment Agreement

EXHIBIT 2.4.1(a)(v)   Form of Easement and Sublicense Assignment Agreement

EXHIBIT 2.4.1(b)(iii) Form of Deed

                               PURCHASE AGREEMENT
                              Moapa Energy Facility

         THIS PURCHASE AGREEMENT is made and entered into effective as of June 22, 2004 (the "Effective Date"), by and between DUKE ENERGY NORTH AMERICA, LLC, a Delaware limited liability company ("DENA"), DUKE ENERGY MOAPA, LLC, a Delaware limited liability company ("Duke Moapa"), and NEVADA POWER COMPANY, an electric utility organized under the laws of the State of Nevada ("Purchaser"). DENA and Duke Moapa are also each referred to herein individually as a "Seller" and collectively as the "Sellers." DENA and Duke Moapa, on one hand, and Purchaser, on the other hand, are also each referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

         A. Duke Moapa owns a partially constructed 1,200 MW (nominal) gas-fired electric generation plant located in Clark County, Nevada known as the Moapa Energy Facility.

         B. DENA owns all the outstanding membership interests in Duke Moapa.

         C. Purchaser desires to purchase substantially all of the assets of Duke Moapa.

         D. The Parties have determined to set forth in this Agreement the terms and conditions of their agreements regarding the foregoing.

                                   AGREEMENTS

         For and in consideration of the Recitals set forth above, the respective covenants and agreements of the Parties herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                               DEFINITIONS; USAGE

         Section 1.1 Definitions. Unless the context shall otherwise require, capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1.1.

         "Affiliate" of any Person means any other Person directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with such Person.

         "Agreement" means this Purchase Agreement by and between Sellers and Purchaser.

         "Apex Consent" shall mean the consent obtained from Apex 82, LLC consenting to the assignment of the Ground Lease in the form attached hereto as
Exhibit 1.1(a) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Assignment Agreement" has the meaning given to it in Section 2.4.1(a) of this Agreement.

         "Assumed Agreements" means those Facility Agreements which are listed on Schedule I attached hereto.

         "Balance of Plant Purchase Change Order" means Purchase Change Order No. 30273-A1 dated June 22, 2004 for balance of plant equipment and services issued by Duke Moapa to General Electric Company in the form attached hereto as
Exhibit 1.1(i).

         "BLM Consent" shall mean the consent obtained from the Bureau of Land Management consenting to the assignment of Right-of-Way Grant Serial No. N-73754 and Right-of-Way Grant Serial No. N-75734 in the form attached hereto as Exhibit 1.1(b) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Business Day" means any day except Saturday, Sunday or a weekday that banks in Las Vegas, Nevada or New York, New York are closed.

         "Cap Amount" has the meaning given to it in Section 7.4.1 of this Agreement.

         "Closing" has the meaning given to it in Section 2.4 of this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Control" of any Person means the possession, directly or indirectly, of the power either to (a) vote fifty percent (50%) or more of the securities or interests having ordinary voting power for the election of directors (or other comparable controlling body) of such Person or (b) direct or cause the direction of management or policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise, excluding in each case, any secured lender of such Person.

         "Cormetech Consent" shall mean the assignment and consent agreement pursuant to which, among other things, Sellers will assign to Purchaser, and Cormetech, Inc. will consent to the assignment of, Seller's rights under the Cormetech Purchase Order and to the extent incorporated in or related to the foregoing purchase order, the terms and conditions of the Master Purchase Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Selective Catalytic Reduction Catalysts dated July 16, 1999, between DENA and Cormetech, Inc., as amended by that certain First Amendment to Master Purchase Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Selective Catalytic Reduction Catalysts dated December 20, 1999, Second Amendment to Agreement dated August 25, 2000, Amendment 3 to Master Purchase Agreement and Special Terms and Conditions SCR Catalysts dated April 30, 2001, and Amendment 4 to Master Purchase Agreement and Special Terms and Conditions SCR Catalysts dated June 26, 2002, in the form attached hereto as Exhibit 1.1(c) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Cormetech Purchase Order" means a purchase order reasonably satisfactory to Purchaser to be issued by Duke Moapa to Cormetech, Inc. on the Closing Date for delivery as requested by Purchaser of sufficient raw materials for four heat recovery steam generators as required by the engineering and design parameters for the Facility contemplated by Sellers.

         "Deed" has the meaning given to it in Section 2.4.1(b) of this Agreement.

         "Default Rate" has the meaning given to it in Section 12.2 of this Agreement.

         "DENA" has the meaning given to it in the preamble of this Agreement.

         "DETM" means Duke Energy Trading & Marketing, L.L.C., a Delaware limited liability company.

         "DETM Complaint Withdrawal and Transmission Escrow Release" has the meaning given to it in Section 2.5.3 of this Agreement.

         "DETM Transmission Services Agreement" means the Service Agreement for Long-Term Firm Point-To-Point Transmission Service, Service Agreement No. 97, dated July 3, 2002 between Purchaser and DETM.

         "Duke Capital" means Duke Capital LLC, a Delaware limited liability company, formerly known as Duke Capital Corporation.

         "Duke Capital Support Obligations" means (i) Irrevocable Standby Letter of Credit No. SM206035W issued by Wachovia Bank, NA on December 5, 2003 for the benefit of the Western Regional Required System Upgrades Trust Account and/or Purchaser; (ii) Irrevocable Standby Letter of Credit No. SLT410033 issued by Bank One, NA on March 2, 2004 for the benefit of the Regional Required System Upgrades Trust Account; (iii) Irrevocable Standby Letter of Credit No. SM205888W issued by Wachovia Bank, NA on November 25, 2003 for the benefit of Purchaser; and (iv) Irrevocable Standby Letter of Credit No. LC968-118723 issued by Wachovia Bank, NA on April 14, 2000 for the benefit of Purchaser.

         "Duke Moapa" has the meaning given to it in the preamble of this Agreement.

         "Easement and Sublicense Assignment Agreement" has the meaning given to it in Section 2.4.1(a)(v) of this Agreement.

         "Easements" shall mean (i) that certain Sublicense Agreement between Kerr-McGee Chemical LLC and Duke Moapa dated September 27, 2001, and recorded in Book 20011001, Document No. 00070 of the Official Records of Clark County, Nevada on October 1, 2001, (ii) that certain Easement Agreement between Kerr-McGee Chemical LLC and Duke Moapa dated September 27, 2001 and recorded in Book 20011001, Document No. 00069 of the Official Records of Clark County, Nevada on October 1, 2001, (iii) the Right-of-Way Grant Serial No. N-73754 issued by the Bureau of Land Management to Duke Moapa dated April 29, 2002, and
(iv) the Right-of-Way Grant Serial No. N-75734 issued by the Bureau of Land Management to Duke Moapa dated April 29, 2002.

         "Effective Date" has the meaning given to it in the preamble of this Agreement.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629; the Oil Pollution Act, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f through 300j; and all other Laws of any Governmental Authority having jurisdiction over the assets in question addressing pollution or protection of human health, safety or the environment and all amendments to and all regulations implementing any of the foregoing.

         "EPTI" means Erie Power Technologies, Inc., an Ohio corporation.

         "EPTI Contracts" means the heat recovery steam generator purchase orders and related contract terms and conditions, including (i) Purchase Order No. 30236-A0 issued by Duke Moapa to Aalborg Industries, Inc. dated April 1, 2002, as amended by Purchase Change Order 30236-A1 dated January 29, 2003 and Purchase Change Order 30236-A2 dated August 26, 2003 (for balance of plant components), (ii) Purchase Order No. 30237-A0 issued by DENA to Aalborg Industries, Inc. dated April 1, 2002, as amended by Purchase Change Order 30237-A1 dated February 10, 2003 (for high pressure drums), (iii) Purchase Order No. 30238-A0 issued by DENA to Aalborg Industries, Inc. dated November 29, 2001, as amended by Purchase Change Order 30238-A1 dated April 1, 2002 and Purchase Change Order 30238-A2 dated February 10, 2003 (for tube bundles), (iv) Purchase Order No. 30239-A0 issued by DENA to Aalborg Industries, Inc. dated April 1, 2002, as amended by Purchase Change Order 30239-A1 dated February 10, 2003 (for large bore pipe), (v) Purchase Order No. 30240-A0 issued by DENA to Aalborg Industries, Inc. dated December 30, 2001, as amended by Purchase Change Order 30240-A1 dated February 10, 2002 and Purchase Change Order 30240-A2 dated February 10, 2003 (for structural steel) and (vi) to the extent incorporated in or related to the foregoing purchase orders or the equipment procured thereby, the terms and conditions of the Master Agreement for the Purchase and Sale of Heat Recovery Steam Generators dated March 5, 2001, between DENA and Aalborg Industries, Inc. and the EPTI Settlement.

         "EPTI Settlement" has the meaning given to it in Section 2.6.4 of this Agreement.

         "Escrow Agent" means Wachovia Bank, National Association.

         "Escrow Agreement" means the Escrow Agreement among Sellers, Purchaser and the Escrow Agent dated as of the date hereof.

         "Excluded Assets" has the meaning given to it in Section 2.1.3 of this Agreement.

         "Excluded Liabilities" has the meaning given to it in Section 2.1.4 of this Agreement.

         "Facility" or "Moapa Energy Facility" means a nominally rated approximately 1,200 megawatt natural gas-fired combined cycle electric generation plant and the pipeline interconnections, electrical interconnections and all other related equipment and other associated property located adjacent to or within the Site as conceived, designed, engineered and partially constructed by Duke Moapa as of the Effective Date and generally described in Schedule VI, and more particularly described in the specifications set forth as Exhibit B to the terminated construction contracts between Duke Moapa and Duke/Fluor Daniel, true and complete copies of which specifications have been delivered to Purchaser.

         "Facility Agreements" means any agreements, leases, licenses, indentures, security agreements, deeds of trust or other contracts relating to the development, construction, ownership, operation or maintenance of the Facility to which Duke Moapa or an Affiliate of Duke Moapa is a Party.

         "Facility Books and Records" means all books, records, files, documents, instruments, papers, correspondence, journals, deeds, licenses, supplier, contractor and subcontractor lists, supplier design interface information, computer files and programs, retrieval programs, environmental studies, operating, purchase orders, safety and maintenance manuals, engineering design plans, blue prints and as-built plans, records drawings, drawings, specifications, test reports, quality documentation and reports, hazardous waste disposal records, procedures and similar items relating specifically to the construction, ownership, operation or maintenance of the Facility in the Sellers', Duke/Fluor Daniel's or Fluor Daniel's (other than those documents withheld by Duke/Fluor Daniel or Fluor Daniel falling within the category of trade secrets as described in Schedule II, Part B) possession or control on the Effective Date or subsequently obtained by Sellers prior to Closing, other than the accounting books and records of Duke Moapa and the pricing and cost information related to the Engineering Procurement and Construction Agreement between Duke Moapa and Duke/Fluor Daniel, dated as of December 12, 2001.

         "Facility Intellectual Property" has the meaning given to it in Section
3.1.20 of this Agreement.

         "Facility Permits" has the meaning given to it in Section 3.1.15 of this Agreement.

         "Fault Current Upgrade" means the RRSU as such term is defined and used in the Fault Current Upgrade MOUs.

         "Fault Current Upgrade MOUs" means (i) the Revised Memorandum of Understanding between Purchaser and Duke Moapa filed as Attachment A to the Settlement Agreement filed January 31, 2003 in FERC Docket Nos. ER02-1741 and ER02-2344 and (ii) the Regional Required System Upgrades Western Memorandum of Understanding between Duke Moapa and Purchaser dated November 3, 2003.

         "Federal Power Act" means the Federal Power Act of 1935, as amended.

         "FERC" means the Federal Energy Regulatory Commission.

         "Financing" means any financing which makes available funds to the Purchaser on terms substantially similar to those currently available in the capital markets to Purchaser on the Effective Date and in a principal amount equal to $167,000,000.

         "GE Consent" shall mean the assignment and consent agreement pursuant to which Sellers and their Affiliates will assign to Purchaser, and General Electric Company will consent to the assignment of, Sellers' and their Affiliates' rights under (i) Purchase Order No. 30273-A0 issued by Duke Moapa to General Electric Company dated February 13, 2002, as amended by the Balance of Plant Purchase Change Order, (ii) Purchase Order No. 30274-A0 issued by DENA to General Electric Company dated February 13, 2002, as amended by the Turbines Purchase Change Order, and (iii) to the extent incorporated in or related to the foregoing purchase orders or the equipment procured thereby, the terms and conditions of (a) the Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between Duke Energy Global Asset Development, Inc. (now known as Duke Energy Americas, Inc.) and General Electric Company dated November 30, 1998, as amended by letter from GE Power Systems to Duke Energy North America ("DENA"), dated January 10, 2002, (b) Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between DENA and General Electric Company dated June 30, 2000, as amended the First Amendment dated December 20, 2001 and Second Amendment dated January 29, 2003, and (c) the Master Purchase and Sale Agreement between General Electric Company and Duke Power Company dated January 26, 1990, in the form attached hereto as Exhibit 1.1(d) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Governmental Authority" means any federal, state or local governmental entity, authority or agency, court, tribunal, regulatory commission or other body, whether legislative, judicial or executive (or a combination or permutation thereof).

         "Ground Lease" shall mean the Apex Industrial Park Ground Lease between Industrial Properties Development, Inc. and Duke Moapa dated October 31, 2002.

         "Hazardous Materials" means (i) any substance, emission or material including asbestos, now or hereafter defined as, listed as or specified in a Law as a "regulated substance," "hazardous substance," "toxic substance," "pesticide," "hazardous waste," "hazardous material" or any similar or like classification or categorization under any Law including by reason of ignitability, corrosivity, reactivity, carcinogenicity or reproductive or other toxicity of any kind, (ii) any products or substances containing petroleum, asbestos, or polychlorinated biphenyls or (iii) any substance, emission or material determined to be hazardous or harmful.

         "Indemnified Party" has the meaning given to it in Section 7.3.1 of this Agreement.

         "Indemnifying Party" has the meaning given to it in Section 7.3.1 of this Agreement.

         "Initial Work" has the meaning given to it in Section 4.7 of this Agreement.

         "Intellectual Property" means patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software (whether in source code or object code form); information technology and information systems; technology, trade secrets or other confidential information, equipment, know-how, proprietary processes, formulae, algorithms, models, or methodologies.

         "Interconnection Agreement" means the Interconnection and Operation Agreement, Second Revised Service Agreement No. 106, issued on July 9, 2002, between Purchaser and Duke Moapa.

         "Kern River Consent" shall mean the consent obtained from Kern River Gas Transmission Company consenting to the assignment of the Operating Agreement between Kern River Gas Transmission Company and Duke Moapa dated March 12, 2002 in the form attached hereto as Exhibit 1.1(e) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Kerr-McGee Consent" shall mean the consent to the assignment to Purchaser of and the renewal of the Sublicense Agreement between Kerr-McGee Chemical LLC and Duke Moapa dated September 27, 2001, and recorded in Book 20011001, Document No. 00070 of the Official Records of Clark County, Nevada on October 1, 2001, in the form attached hereto as Exhibit 1.1(f) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Knowledge" or similar phrases in this Agreement means (i) in the case of Sellers, the knowledge of those Persons listed in Section 3.1 of the Sellers' Disclosure Schedule, and (ii) in the case of Purchaser the knowledge of Purchaser's officers and employees listed in Section 3.2 of the Purchaser's Disclosure Schedule; provided, however, a Party shall be deemed to have knowledge of a matter of which such Party has received written notice.

         "Las Vegas Valley Water District Consent" shall mean the consent obtained from the Las Vegas Valley Water District consenting to the assignment to Purchaser of the Water Supply Agreement and confirming that the requirement to sell 25% of the Facility output to "Qualified Entities" set forth in the Water Supply Agreement will be deemed satisfied upon the transfer of the Purchased Assets to Purchaser, in the form attached hereto as Exhibit 1.1(g) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "Law" means any statute, law, treaty, rule, code, common law, ordinance, regulation, permit, interpretation, certificate or order of any Governmental Authority, or any judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority including each Environmental Law.

         "Liability" means any indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Lien" shall mean any pledge, deed of trust, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, or the filing of any financing statement or similar instrument under the Uniform Commercial Code as in effect in any relevant jurisdiction or comparable law of any jurisdiction, domestic or foreign.

         "Loss" means any damage, fine, penalty, deficiency, Liability, loss or expense (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

         "Material Adverse Effect" means a material adverse effect on (a) the Facility or the Purchased Assets or the construction, operation (as contemplated by Sellers), condition, value or marketability thereof, (b) the ability of Sellers to perform their obligations under this Agreement or any of the other Transaction Agreements or (c) the validity or enforceability of this Agreement or any of the other Transaction Agreements, or the rights or remedies of Purchaser hereunder or thereunder, provided, however, that the term Material Adverse Effect shall not include any change resulting from changes in general international or national economic, financial or market conditions.

         "Materials and Equipment" shall include the equipment, machinery, materials, supplies, inventory, apparatus and other tangible personal property required or used or to be used for or in the construction, operation or maintenance of the Facility.

         "Missing Material Deductible" has the meaning give to it in Section
7.4.4 of this Agreement.

         "Nevada First Bank Consent" shall mean the consent to the transfer to the Purchaser of the Ground Lease obtained from Nevada First Bank in the form attached hereto as Exhibit 1.1(h) or otherwise in form and substance reasonably satisfactory to the Purchaser.

         "NPC Transmission Escrow Release" has the meaning given to it in
Section 2.5.3 of this Agreement.

         "Objectionable Survey Matters" has the meaning given to it in Section 4.1.1(d) of this Agreement.

         "Objectionable Title Matters" has the meaning given to it in Section 4.1.1(d) of this Agreement.

         "Overlap Period" has the meaning given to it in Section 8.4 of this Agreement.

         "Overlap Period Taxes" has the meaning given to it in Section 8.4 of this Agreement.

         "Party" or "Parties" has the meaning given to it in the preamble to this Agreement.

         "Permits" means permits, licenses, approvals, certificates, letter rulings, orders, decrees, judgments, writs, injunctions or similar actions of any Governmental Authority.

         "Permitted Liens" means (i) those exceptions to title to the Purchased Assets set forth in Section 1.1.1 of the Sellers' Disclosure Schedule; (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by any Governmental Authority, (iii) Liens for Taxes not yet delinquent and (iv) those matters set forth in Schedule B of the 2001 Title Insurance Policy for the Site dated September 28, 2001 issued by Chicago Title Insurance Company or the datedown endorsement thereto dated April 2, 2004.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, Governmental Authority or any other form of entity.

         "Pre-Closing Books and Records" has the meaning given to it in Section
2.6.2 of this Agreement.

         "Pre-Closing Taxes" has the meaning given to it in Section 8.4 of this Agreement.

         "Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date, or with respect to any taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of such taxable period ending on the Closing Date.

         "Property Taxes" has the meaning given to it in Section 8.3 of this Agreement.

         "PUCN" means the Public Utilities Commission of Nevada.

         "PUCN Approval" means final orders issued by the Public Utilities Commission of Nevada approving Purchaser's Integrated Resource Plan filing, approving the procurement of financing for construction of the Facility, and granting Purchaser approvals related to the purchase of the Facility with no change (required by such final order) to existing financial restrictions on the Purchaser or its Affiliates.

         "Purchase Price" has the meaning given to it in Section 2.2.1 of this Agreement.

         "Purchased Assets" has the meaning given to it in Section 2.1.1 of this Agreement.

         "Purchaser" has the meaning given to it in the preamble of this Agreement.

         "Purchaser Indemnified Party" has the meaning given to it in Section
7.1 of this Agreement.

         "Purchaser's Disclosure Schedule" means the schedule delivered to Sellers by Purchaser herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Purchaser pursuant to this Agreement, attached hereto as Schedule V.

         "Real Property" means the Site, (including all buildings, structures and other improvements constructed thereon), the Ground Lease and the Easements.

         "Related Person" means (i) with respect to Sellers and Purchaser, their respective Affiliates, and the employees, officers, directors, agents, representatives, licensees and invitees of Sellers, Purchaser and their respective Affiliates, and (ii) with respect to Purchaser, the employees, officers, directors, agents, representatives, licensees and invitees of its lenders, advisors and subcontractors.

         "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in air, soil, surface water, groundwater or property.

         "Required Capacity" has the meaning given to it in Section 5.1.10 of this Agreement.

         "Required Consents" shall mean the following: the Apex Consent, the BLM Consent, the Nevada First Bank Consent, the Las Vegas Valley Water District Consent, the Kerr-McGee Consent, the GE Consent, the Kern River Consent and the Cormetech Consent.

         "Section 17.7 Notice" has the meaning given to it in Section 5.1.10 of this Agreement. "Security Deposit" has the meaning given to it in Section 2.2.2 of this Agreement.

         "Security Deposit Claim Amount" has the meaning given to it in Section 2.2.2(b) of this Agreement.

         "Seller" and "Sellers" each has the meaning given to it in the preamble to this Agreement.

         "Sellers Indemnified Party" has the meaning given to it in Section 7.2 of this Agreement.

         "Sellers' Disclosure Schedule" means the schedule delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement attached hereto as Schedule IV.

         "Settlement Agreement" has the meaning given to it in Section 2.5.4 of this Agreement.

         "Site" means the approximately 100-acre site owned by Duke Moapa in Clark County, Nevada upon which the Facility is located, as further described in
Section 3.1.11 Part A of Sellers' Disclosure Schedule.

         "Survey" has the meaning given to it in Section 4.1.1(d) of this Agreement.

         "Tax" or "Taxes" means any and all taxes, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local, or foreign government or any agency or political subdivision of any such government, which taxes shall include all income taxes, profits taxes, taxes on gains, alternative minimum taxes, estimated taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real or personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation taxes, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.

         "Tax Claim" shall have the meaning given to it in Section 8.7 of this Agreement.

         "Tax Parent" means Duke Energy Americas, Inc., a Nevada corporation, or, if Duke Energy Corporation consummates its proposed restructuring prior to the Closing Date, Duke Energy Corporation, a North Carolina Corporation.

         "Tax Returns" means any return, report, information return, claim for refund or other document (including any related or supporting information) supplied to or required to be supplied to any Taxing Authority with respect to Taxes, including any attachments, amendments and supplements thereto.

         "Taxing Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

         "Title Insurance Commitment" has the meaning given to it in Section 4.1.1(d) of this Agreement.

         "Transaction Agreements" means the following agreements:

         (a) this Agreement;

         (b) the Deed;

         (c) the Assignment Agreement;

         (d) the TSA Assignment Agreement;

         (e) the Easement and Sublicense Assignment Agreement;

         (f) the Escrow Agreement; and

         (g) the Required Consents.

         "Transfer Taxes" has the meaning given to it in Section 8.2 of this Agreement.

         "Transferred Permits" means those Permits set forth in Section 3.1.15 Part A of the Sellers' Disclosure Schedule that are to be conveyed by the Sellers to Purchaser at Closing as part of the Purchased Assets.

         "Transmission Escrow Account" means the Escrow Agreement dated as of September 24, 2003 by and between DETM, Purchaser and Wachovia Bank, National Association.

         "TSA Assignment Agreement" has the meaning given to it in Section 2.4.1(a) of this Agreement.

         "Turbines Purchase Change Order" means Purchase Change Order No. 30274-A1 dated June 22, 2004 for combustion and steam turbines and generators issued by Duke Moapa to General Electric Company in the form attached hereto as
Exhibit 1.1(j).

         "Water Supply Agreement" means the Agreement dated June 5, 2001 between the Las Vegas Valley Water District and Duke Moapa.

         Section 1.2 Rules as to Usage. Except as otherwise expressly provided herein, the following rules shall apply to the usage of terms in this Agreement:

                  (a) The terms defined above have the meanings set forth above for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.

                  (b) "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

                  (c) "Writing," "written" and comparable terms refer to printing, typing, and other means of reproducing in a visible form.

                  (d) Any Law defined or referred to above means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Law.

                  (e) References to a Person are also to its permitted successors and assigns.

                  (f) Any term defined above by reference to any agreement, instrument or Law has such meaning whether or not such agreement, instrument or Law is in effect.

                  (g) "Hereof," "herein," "hereunder" and comparable terms refer, unless otherwise expressly indicated, to the entire agreement or instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References in an instrument to "Article," "Section," or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, subsection or subdivision of or an attachment to such agreement or instrument. All references to exhibits or schedules in any agreement or instrument that is governed by this Agreement are to exhibits or schedules attached to such instrument or agreement.

                  (h) Pronouns, whenever used in any agreement or instrument that is governed by this Agreement and of whatever gender, shall include natural Persons, corporations, limited liability companies, partnerships and associations of every kind and character.

                  (i) References to any gender include, unless the context otherwise requires, references to all genders.

                  (j) The word "or" will have the inclusive meaning represented by the phrase "and/or."

                  (k) "Shall" and "will" have equal force and effect.

                  (l) The words "construction", "operation" or "maintenance" and derivatives thereof followed by the phrase "as contemplated by Sellers" means the construction, operation or maintenance of the Facility as a nominally rated 1200 MW gas-fired merchant power plant pursuant to the design and engineering plans produced for the Facility by Duke/Fluor Daniel.

         Section 1.3 Schedules and Exhibits. This Agreement consists of the Articles contained herein and the Schedules and Exhibits attached hereto, all of which comprise part of one and the same agreement with equal force and effect.

                                   ARTICLE II

                       SALE AND PURCHASE; PRICE; CLOSINGS

         Section 2.1 Sale and Purchase; Definition of Purchased Assets; Assumed Liability.

                  2.1.1 Purchased Property. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Liens (other than Permitted Liens), and Purchaser or its designated Affiliate will purchase and pay for, the Facility and all Real Property, Materials and Equipment, Facility Books and Records, Assumed Agreements, Transferred Permits, Facility Intellectual Property, and all third-party warranties and related assignments and other assets owned or leased by Duke Moapa as of the Effective Date, whether or not located on the Real Property, including the Materials and Equipment listed in Schedule II (collectively, the "Purchased Assets").

                  2.1.2 Assignment and Assumption of Assumed Agreements. On the terms and subject to the conditions set forth in this Agreement effective as of the Closing, Sellers shall assign to Purchaser and Purchaser shall assume all of the rights under the Assumed Agreements and all obligations arising after the Closing under the Assumed Agreements.

                  2.1.3 Retention of Certain Assets. The Parties acknowledge and agree that Duke Moapa shall have the right on or prior to the Closing Date to retain or to transfer and assign to one or more of Sellers' Affiliates, Duke Moapa's interests in those agreements, assets and properties described in
Schedule III attached hereto (the "Excluded Assets") at no cost to Purchaser and under circumstances whereby Purchaser shall have no Liability thereunder.

                  2.1.4 Excluded Liabilities. On and after the Closing, and without further Liability or obligation of Purchaser, Duke Moapa or its Affiliates, as the case may be, shall retain the duties, obligations and Liabilities, direct or indirect, known or unknown, absolute or contingent, under those agreements and other matters set forth in Schedule III attached hereto (the "Excluded Liabilities").

         Section 2.2 Purchase Price.

                  2.2.1 Amount. In consideration of the sale, assignment, conveyance, transfer and delivery to Purchaser as of the Closing of the Sellers' right, title and interest in the Purchased Assets (a) Purchaser shall pay to Duke Moapa an amount equal to $182,000,000 and (b) Purchaser shall reimburse Sellers for certain amounts expended in respect of Fault Current Upgrade costs pursuant to Section 2.2.4 below (collectively, the "Purchase Price").

                  2.2.2 Security Deposit. On the Effective Date, the Parties and the Escrow Agent shall execute the Escrow Agreement. The Escrow Agent shall receive an amount equal to $15,000,000 (the "Security Deposit") as follows: (i) on the Effective Date, the Escrow Agent shall receive $8,000,000 and (ii) on July 30, 2004, Purchaser shall pay to the Escrow Agent $7,000,000. If Purchaser breaches its obligation under clause (ii) above and fails to cure such breach within five (5) Business Days' notice thereof from Sellers, Sellers may terminate this Agreement effective upon written notice to Purchaser. The Security Deposit shall be held by the Escrow Agent in an interest-bearing escrow account and shall be released as follows:

                           (a) To Sellers at Closing in satisfaction of a
portion of the Purchase Price equal to the amount of the Security Deposit and to Purchaser all interest accrued on the Security Deposit; or

                           (b) To Purchaser, including interest thereon, if this
Agreement is terminated by either Party for any reason, provided, however, that if Seller has terminated this Agreement pursuant to this Section 2.2.2 or
Section 6.1(c)(i) as a result of Purchaser's willful breach of its obligations hereunder, the Escrow Agent shall release the Security Deposit plus all accrued interest to the Purchaser, minus the amount of damages that the Sellers assert, in good faith, that they have suffered as a result of the Purchaser's willful breach (the "Security Deposit Claim Amount"). The Escrow Agent shall retain the Security Deposit Claim Amount until such time as there has been a final adjudication of such damages arising from the Purchaser's willful breach or until the Parties have agreed on the amount of damages owed to the Sellers from such breach. At such time, the Escrow Agent shall release to Sellers from the Security Deposit Claim Amount such funds, up to the amount of the Security Deposit Claim Amount, as necessary to pay the amount owed to the Sellers and then shall pay all remaining funds to the Purchaser.

                  2.2.3 Method of Payment of Purchase Price. At Closing, Purchaser shall deliver to Duke Moapa the Purchase Price minus the amount of the Security Deposit, in United States dollars, by wire transfer of immediately available federal funds to an account located in the United States as Duke Moapa may specify by notice to Purchaser.

                  2.2.4 Fault Current Upgrade Costs. As part of the Purchase Price payment pursuant to Section 2.2.1, at Closing, Purchaser shall reimburse Sellers for any amounts paid by Sellers into the Regional Required System Upgrade Trust Account and the Regional Required System Upgrade Western Trust Account (as such terms are defined in the Fault Current Upgrade MOUs) prior to Closing in excess of $9,000,000 in respect of Fault Current Upgrade costs pursuant to the Fault Current Upgrade MOUs. Nothing in this Agreement shall be construed to obligate Purchaser to reimburse to Sellers, or on Sellers' behalf, any of the first $9,000,000 paid by Sellers into the Regional Required System Upgrade Trust Account and the Regional Required System Upgrade Western Trust Account.

         Section 2.3 Allocation of Purchase Price. The Purchase Price (to the extent it constitutes part of the amount realized by Sellers for federal income Tax purposes) shall be allocated among the Purchased Assets as of the Closing Date in accordance with a schedule to be prepared by Purchaser, subject to the consent of Sellers, which shall not be unreasonably withheld, conditioned or delayed, using the allocation method provided by Section 1060 of the Code and the regulations thereunder. The Parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 of the Code and the regulations thereunder, and except for any adjustment to the Purchase Price, the allocation shall be adjusted only if and to the extent necessary to comply with such requirements. Purchaser and Sellers agree that they will not take nor will they permit any Affiliate to take, for income Tax purposes, any position inconsistent with such allocation; provided, however, that (i) Purchaser's cost may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated, and (ii) the amount realized by Sellers may differ from the amount allocated to reflect transaction costs that reduce the amount realized for federal income Tax purposes.

         Section 2.4 The Closing. The closing of the transactions contemplated herein (the "Closing") will take place at Purchaser's offices in Las Vegas, Nevada, at 10:00 a.m. local time on the date as soon as practicable (but in no event longer than ten (10) Business Days) after the conditions to the Closing set forth in Section 5.1 and Section 5.2 have been satisfied or waived, but in no event before October 1, 2004, or at such other place, time or date as Purchaser and Sellers mutually agree.

                  2.4.1 Closing.

                           (a) At the Closing, Purchaser will (x) pay to Duke
Moapa the Purchase Price in accordance with Section 2.2 and (y) will execute and deliver (as applicable) the following items to Sellers:

                                    (i) True and complete copies of the PUCN
Approval, certified to Sellers' reasonable satisfaction by a Governmental Authority or an officer of Purchaser;

                                    (ii) A bill of sale, assignment and
assumption agreement in the form of Exhibit 2.4.1(a)(ii) (the "Assignment Agreement");

                                    (iii) The originals of the Duke Capital
Support Obligations;

                                    (iv) In connection with the assignment of
the DETM Transmission Services Agreement to Purchaser pursuant to Section 2.5.2, an assignment and assumption agreement (the "TSA Assignment Agreement") in the form of Exhibit 2.4.1(a)(iv);

                                    (v) An assignment and assumption agreement
in the form of Exhibit 2.4.1(a)(v) (the "Easement and Sublicense Assignment Agreement");

                                    (vi) The NPC Transmission Escrow Release;

                                    (vii) A State of Nevada Declaration of Value
in the form required by Nevada Revised Statutes Section 375.060;

                                    (viii) A Certificate of Good Standing with
respect to Purchaser, as of a recent date, issued by the Secretary of State of the State of Nevada;

                                    (ix) Copies, certified by the Secretary or
Assistant Secretary of Purchaser, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the other agreements and instruments, in each case, to be executed and delivered by Purchaser in connection herewith;

                                    (x) A certificate of the Secretary or
Assistant Secretary of Purchaser identifying the name and title and bearing the signatures of the officers of Purchaser authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby; and

                                    (xi) A certificate addressed to Sellers
dated the Closing Date executed by the duly authorized officer of Purchaser to the effect that the conditions set forth in Section 5.2.1 and Section 5.2.2 have been satisfied by Purchaser.

                           (b) At the Closing, Sellers will execute and deliver
(as applicable) to the Purchaser the following items:

                                    (i) The Required Consents;

                                    (ii) The Assignment Agreement;

                                    (iii) A grant, bargain and sale deed (the
"Deed") in the form of Exhibit 2.4.1(b)(iii) and any memorandum of documents or other documents necessary to convey title to the Real Property;

                                    (iv) The TSA Assignment Agreement executed
by DETM;

                                    (v) The Easement and Sublicense Assignment
Agreement;

                                    (vi) A certification of non-foreign status
for Tax Parent in the form and manner which complies with the requirements of
Section 1445 of the Code and the regulations promulgated thereunder;

                                    (vii) A State of Nevada Declaration of Value
in the form required by Nevada Revised Statutes Section 375.060;

                                    (viii) DETM Complaint Withdrawal and
Transmission Escrow Release;

                                    (ix) Certificates of Good Standing with
respect to the Sellers, as of a recent date, issued by the Secretary of State of the State of Delaware;

                                    (x) Copies, certified by the Secretary or
Assistant Secretary of each Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the other agreements and instruments, in each case, to be executed and delivered by Sellers in connection herewith;

                                    (xi) A certificate of the Secretary or
Assistant Secretary of each Seller identifying the name and title and bearing the signatures of the officers of each Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby; and

                                    (xii) A certificate addressed to Purchaser
dated the Closing Date executed by the duly authorized officers of each Seller to the effect that the conditions set forth in Section 5.1.1 and Section 5.1.2 have been satisfied by Sellers.

                           (c) If requested by Purchaser, the Closing shall be
consummated through an escrow with Purchaser's title company acting as escrow holder, which may include delivery to the escrow holder of the items in Section 2.4.1(a) and 2.4.1(b) of this Agreement and payment to the escrow holder of the Purchase Price, Transfer Taxes and any amounts owing under Sections 4.1.1(f) and 8.2, notwithstanding other provisions in this Agreement to the contrary. Escrow shall close once all conditions to Closing have been satisfied or waived and the escrow holder shall have recorded the Deed and the Easement and Sublicense Assignment Agreement.

The Closing shall be deemed effective as of 12:01 A.M. Las Vegas time on the day after the Closing Date.

         Section 2.5 Agreements Between the Parties; Termination of Support Obligations. Duke Moapa and Purchaser are parties to the Interconnection Agreement and the Fault Current Upgrade MOUs, and DETM and Purchaser are parties to the DETM Transmission Services Agreement. The following provisions of this
Section 2.5 address the Parties' intentions regarding such agreements.

                  2.5.1 Interconnection Agreement. Subject to Section 2.2.4 of this Agreement, at the Closing, Duke Moapa shall assign to Purchaser all rights and Liabilities under the Interconnection Agreement and Purchaser shall assume all rights and Liabilities of Duke Moapa (and release Duke Moapa from any and all further Liabilities) under the Interconnection Agreement.

                  2.5.2 DETM Transmission Services Agreement. At the Closing, Sellers shall cause DETM to assign to Purchaser and Purchaser shall assume all rights and Liabilities (other than the payments to be made under Section 2.5.3) of DETM, and release DETM from any and all Liabilities, under the DETM Transmission Services Agreement. DETM or its Affiliates shall be responsible for payment of all amounts accrued prior to Closing, if any, due under or in connection with the DETM Transmission Services Agreement. Commencing on the Closing, Purchaser shall be responsible for the payment of all amounts, if any, under the DETM Transmission Services Agreement. To the extent any requests for transmission service have been made by DETM (or an affiliate of DETM) in excess of 600 MW, Sellers will cause DETM (or such affiliate of DETM) to withdraw such requests on or before the Closing Date.

                  2.5.3 DETM Extension of Commencement of Service Under DETM Transmission Services Agreement. At the Closing, Sellers shall cause DETM to (i) withdraw its complaint in FERC Docket No. EL04-73-000, (ii) release from escrow and pay to Purchaser an amount equal to $726,000 plus interest accrued on such amount from the date on which the Transmission Escrow Account was established through and until the Closing Date, in respect of one year's extension of the in service date under the DETM Transmission Service Agreement, (iii) release from escrow and pay to Purchaser an amount equal to the product of, (a) $3,542,000 multiplied by, (b) the quotient of, (x) the number of days from July 31, 2004 up to and including the Closing Date, divided by, (y) 365, plus interest accrued on such amount from July 31, 2004 through and until the Closing Date, in respect of an additional, partial year's extension of the in service date under the DETM Transmission Service Agreement (collectively, the "DETM Complaint Withdrawal and Transmission Escrow Release") and (iv) pay other amounts, if any, determined by FERC to be owing to Purchaser pursuant to the DETM Transmission Services Agreement. At Closing, Purchaser shall release all remaining amounts in the Transmission Escrow Account to DETM (the "NPC Transmission Escrow Release"). In the event that this Agreement is terminated prior to Closing, the provisions of this
Section 2.5.3 shall not prejudice either Party's rights, or the positions taken by either Party in disputes before the FERC, regarding the terms of the DETM Transmission Services Agreement and specifically the amounts due from Duke Moapa to Purchaser regarding extensions of the in service date thereunder.

                  2.5.4 Fault Current Upgrade MOUs. Subject to Section 2.2.4 of this Agreement, at Closing, Sellers shall assign to Purchaser and Purchaser shall assume the Fault Current Upgrade MOUs, including all rights and Liabilities thereunder as well as Duke Moapa's rights and obligations under the Settlement Agreement filed with FERC on January 31, 2003 in ER02-1741, ER02-1742, and ER02-2344 (the "Settlement Agreement"). After Closing, Sellers shall have no further rights in, nor have any responsibility for (and be fully released from) any Liabilities (regardless of when they arose) under the Fault Current Upgrade MOUs and the Settlement Agreement (including any Liabilities in connection with Fault Current Upgrades or any other upgrades arising from the construction of the Facility). During the period after the Effective Date and until Closing, Sellers shall consult with Purchaser regarding positions taken in proceedings involving the Fault Current Upgrade MOUs, including in FERC Dockets TX03-1, ER02-1741, ER02-1742 and ER04-152.

                  2.5.5 Release of Duke Capital Support Obligations. Purchaser recognizes that Duke Capital has provided the Duke Capital Support Obligations. At the Closing, Purchaser shall return to Duke Capital the Duke Capital Support Obligations.

                  2.5.6 Waiver of Consent Rights. Purchaser hereby waives, through the later of the effective date of the termination of this Agreement or the Closing Date, any and all rights, if any, of Purchaser to consent to the assignments of the Interconnection Agreement, the Fault Duty MOUs or the DETM Transmission Services Agreement to Purchaser as contemplated by this Agreement.

         Section 2.6 Further Assurances; Post-Closing Cooperation.

                  2.6.1 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at either Party's request and without further consideration, the other Party shall execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such Party may reasonably deem necessary or desirable in order more effectively (i) to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Purchased Assets, (ii) to the full extent permitted by Law, to put Purchaser in actual possession of the Purchased Assets, as applicable, (iii) in connection with the sale, transfer, conveyance, assignment and delivery of the Purchased Assets by Duke Moapa, to effectuate the assumption by Purchaser of the Assumed Agreements, (iv) to transfer over to

Purchaser any refunds of tax gross-ups payable by Southern California Edison Company to Sellers and Purchaser under the Fault Current Upgrade MOUs, the Settlement Agreement among Nevada Power Company, Duke Energy Moapa, LLC and other "MOU Generators" filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344 and the Tax Agreement between Southern California Edison Company and Duke Energy Moapa, LLC filed as Attachment I to Settlement Agreement filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344 and (v) otherwise to consummate the transactions contemplated by this Agreement.

                  2.6.2 Pre-Closing Books and Records. Following Closing, each Party will afford the other Party, its counsel and its accountants, during normal business hours, reasonable access to the Facility Books and Records in its possession with respect to periods prior to Closing (the "Pre-Closing Books and Records") and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting Party in connection with (i) the preparation of Tax Returns, or (ii) compliance with the requirements of any Governmental Authority. Any information obtained by such Party in accordance with this Section 2.6.2 shall be held confidential by such Party in accordance with Section 12.6 of this Agreement.

                  2.6.3 Delivery of Facility Books and Records. No later than ten (10) Business Days after the Closing Date, Sellers shall deliver the Facility Books and Records to Purchaser at Purchaser's offices in Las Vegas, Nevada, the Site or another location as designated by Purchaser in or near Las Vegas, Nevada.

                  2.6.4 Assignment of EPTI Contracts. Sellers have advised Purchaser that Sellers and their Affiliates are negotiating a settlement with EPTI regarding certain rights under the EPTI Contracts and other contracts between EPTI and DENA or its Affiliates (the "EPTI Settlement"). Upon completion of the EPTI Settlement or at such time as Sellers no longer reasonably expect the EPTI Settlement to be achieved or upon assumption by EPTI of the EPTI Contracts, which ever first occurs, at Purchaser's election, Sellers shall assign to Purchaser the EPTI Contracts. Sellers shall not permit the EPTI Settlement to afford treatment of equipment purchased under the EPTI Contracts in a manner which is less favorable than treatment afforded to other equipment purchased from EPTI by Sellers or their Affiliates. Following the EPTI Settlement, Sellers shall use commercially reasonable efforts to assist Purchaser in obtaining certificates, acknowledgements and undertakings requested by Purchaser from EPTI; provided, however, that Purchaser shall reimburse Sellers for the reasonable pre-approved out-of-pocket third party costs incurred by Sellers in providing such assistance and demonstrated to Purchaser's reasonable satisfaction.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of Sellers. Except as specifically set forth in the Sellers' Disclosure Schedule attached hereto as
Schedule IV, Duke Moapa hereby represents and warrants to Purchaser that all of the statements

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

contained in this Section 3.1 with respect to it and DENA hereby represents and warrants to Purchaser that all of the statements contained in this Section 3.1 with respect to it or Duke Moapa are true and correct as of the Effective Date, and will be true and correct as of the Closing Date as though made on and as of the Closing Date. Each exception and other response to this Agreement set forth in the Sellers' Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement, and, except as otherwise specifically stated with respect to such exception, relates only to such section. The inclusion of an exception or other response to this Agreement set forth in the Sellers' Disclosure Schedule does not necessarily mean that such disclosure would otherwise constitute a breach of this Agreement; rather, such disclosure is made for the purposes of comprehensively informing Purchaser of matters it should consider in connection with the purchase of the Purchased Assets.

                  3.1.1 Existence. DENA is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and is licensed to do business as a limited liability company in the State of Nevada. Duke Moapa is a limited liability company duly qualified, validly existing and in good standing under the Laws of the State of Delaware, is licensed to do business as a limited liability company in the State of Nevada, and has full limited liability company power and authority to own, use and lease, as applicable the Purchased Assets.

                  3.1.2 Authority. Each Seller has full limited liability company power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Transaction Agreements to which it is or will be a party, and the performance by such Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the sole member of such Seller, no other action on the part of such Seller or its sole member being necessary.

                  3.1.3 Binding Agreement. This Agreement and the Transaction Agreements to which it is or will be a party have been or will be when delivered duly executed and delivered by each Seller and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement and the Transaction Agreements to which it is or will be a party are or will be when delivered valid and binding obligations of such Seller enforceable against such Seller in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought.

                  3.1.4 Sellers' Known Liabilities. Except as set forth in
Section 3.1.4 of Sellers' Disclosure Schedule, neither DENA nor Duke Moapa has to its Knowledge any liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or could be reasonably likely to have, a Material Adverse Effect.

                  3.1.5 No Conflicts. The execution and delivery by each Seller of this Agreement do not, and the execution and delivery by such Seller of the Transaction Agreements to which it is or will be a party, the performance by such Seller of its obligations under this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby shall not:

                           (a) Conflict with or result in a violation or breach
of any of the terms, conditions or provisions of such Seller's limited liability company agreement;

                           (b) Result in a default (or give rise to any right of
termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Assumed Agreement, note, bond, deed of trust, indenture, license, agreement, lease or other instrument or obligation to which such Seller is party or by which such Seller, or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing (true and correct copies of which waivers or consents have been furnished to Purchaser); or

                           (c) Conflict with or result in a violation or breach
of any term or provision of any Law applicable to such Seller or the Purchased Assets.

                  3.1.6 Approvals and Filings. Except for the Required Consents or as set forth in Section 3.1.6 of Sellers' Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental Authority or other Person by either Seller is required in connection with the execution, delivery and performance by either Seller of this Agreement or any of the Transaction Agreements to which it or DETM is a party or the consummation of the transactions contemplated hereby or thereby.

                  3.1.7 Reports. Since the date of its formation, Duke Moapa has filed or caused to be filed with the applicable state or local utility commissions or regulatory bodies and the FERC, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it with respect to the Facility under each of the applicable state public utility laws and the Federal Power Act and the respective rules and regulations thereunder.

                  3.1.8 Legal Proceedings. Except as set forth in Section 3.1.8 to Sellers' Disclosure Schedule, there are no actions or proceedings (including orders, judgments and writs) outstanding or pending in any court, regulatory body, Governmental Authority or, to the Sellers' Knowledge, threatened against a Seller or DETM which could be reasonably expected (i) to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or any of the Transaction Agreements, (ii) to adversely affect the ownership, construction, operation or maintenance of the Facility or the use of the Real Property, or (iii) individually or in the aggregate, to have a Material Adverse Effect.

                  3.1.9 Compliance with Laws. Duke Moapa is not in violation of or in default under any Law applicable to Duke Moapa, the Facility or the Purchased Assets, the effect of which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect. Except as set forth on
Section 3.1.9 of Sellers' Disclosure Schedule, Duke Moapa has not received notification alleging that it is in violation of any Law applicable to Duke Moapa or the Purchased Assets.

                  3.1.10 Title to Personal Property. Duke Moapa possesses good and valid title to all the Purchased Assets (tangible and intangible) constituting personal property, free and clear of all Liens except Permitted Liens, and effective upon the Closing, Purchaser shall own and hold good and valid title to all of the Purchased Assets constituting personal property, free and clear of all Liens except Permitted Liens.

                  3.1.11 Real Property.

                           (a) Section 3.1.11 Part A of Sellers' Disclosure
Schedule contains a legal description of the Real Property. Duke Moapa has good, valid and marketable fee title to the Site and good and valid leasehold interest in the real property subject to the Ground Lease, free and clear of all Liens other than Permitted Liens, and effective upon the Closing, Purchaser shall own and hold good, valid and marketable fee title to the Site and a good and valid leasehold interest in the real property subject to the Ground Lease, free and clear of all Liens except Permitted Liens. Duke Moapa holds good and valid title to the Easements, free and clear of all Liens other than (i) encumbrances of record or that would be revealed by an accurate survey and (ii) Permitted Liens, and effective upon the Closing, Purchaser shall own and hold good and valid title to the Easements, free and clear of all Liens other than (i) encumbrances of record or that would be revealed by an accurate survey and (ii) Permitted Liens.

                           (b) Neither the whole nor any portion of the Real
Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Sellers' Knowledge, has any such condemnation, expropriation or taking been proposed. Except as provided in the agreements listed as items 2 and 3.a. through 3.d. in Section 1.1.1 of Sellers' Disclosure Schedule, neither Seller is a party to any lease, assignment or similar arrangement under which either of the Sellers is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property. Except as set forth in Section 3.1.11 Part B of Sellers' Disclosure Schedule, neither Seller has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed and accepted.

                           (c) Sellers have obtained all appropriate, licenses,
easements and rights of way, including proofs of dedication, required to use the Real Property in the manner in which the Real Property is currently being used and required for the ownership, construction, operation and maintenance of the Facility as contemplated by Sellers.

                           (d) Neither Seller has received any written notice
of, or has any Knowledge of, any action, proceeding or litigation pending or threatened (i) to modify the zoning of, or other governmental rules or restrictions applicable to, the Real Property or the use or development thereof; or (ii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Real Property, in each case, except for such actions, proceedings or litigations which, individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                           (e) The parcels constituting the Site are assessed
separately from all other adjacent property not constituting the Site for purposes of real property taxes assessed to, or paid by, Duke Moapa. To Sellers' Knowledge, the Site complies with all applicable subdivision, land parcelization and local governmental taxation or separate assessment requirements.

                           (f) Other than Permitted Liens and as set forth in
Section 3.1.11 Part C of the Sellers' Disclosure Schedule, there are no commitments to or agreements with any Governmental Authority affecting the use or ownership of the Real Property.

                           (g) Duke Moapa is not a party to any agreement for
the sale, exchange, encumbrance, lease or transfer of any of the Real Property or any portion of the same.

                  3.1.12 Absence of Certain Changes. Since February 20, 2004,

                           (a) there has been no damage, destruction, casualty
or loss to the Purchased Assets; and

                           (b) neither Seller has permitted or allowed any of
the Purchased Assets to be subject to any Lien of any kind, except for Permitted Liens.

                  3.1.13 Condition of Materials and Equipment. All Materials and Equipment purchased for the Facility (and not subsequently sold) are currently located on the Real Property and, except for the raw materials to be purchased pursuant to the Cormetech Purchase Orders (which will be paid for by Sellers in accordance with the terms of the Cormetech Purchase Order), no Materials and Equipment intended for the Facility are being held by third parties pending payment by Sellers. Except as set forth in Section 3.1.13 of Sellers' Disclosure Schedule, neither Seller has sold, transferred or otherwise disposed of any of its assets related to or useful for the ownership, construction, operation or maintenance of the Facility. Except as set forth in Section 3.1.13 of Sellers' Disclosure Schedule, to the Sellers' Knowledge (i) all Materials and Equipment installed at the Facility on the Effective Date were new, unused and free of material defects when installed (or, if material defects were discovered upon inspection, such defects were or prior to Closing will be remedied pursuant to the applicable manufacturer's warranty), and (ii) all Materials and Equipment not installed at the Facility on the Effective Date were new and free of material defects when delivered to the Site (or, if material defects were discovered upon inspection, such defects were or prior to Closing will be remedied pursuant to the applicable manufacturer's warranty). Except as set forth in Section 3.1.13 of Sellers' Disclosure Schedule, to the Sellers' Knowledge, the Materials and Equipment, whether or not installed at the Facility on the Effective Date, (A) have been laid up and maintained, where reasonably practicable, in consultation with the manufacturers thereof or industry consultants identified in Section 3.1.13 of Sellers' Disclosure Schedule and consistent with the manufacturers' or consultants' recommendations, if applicable, (B) have not suffered damage, and (C) have not suffered deterioration beyond the ordinary deterioration that would reasonably be expected given the proper implementation of the laying-up, preservation and maintenance of the Materials and Equipment, as set forth in clause (A) above, the weather and other ambient conditions at the Real Property during the period of such lay up and maintenance.

                  3.1.14 Facility Agreements; Assumed Agreements. Section 3.1.14 of Sellers' Disclosure Schedule contains a list of all Facility Agreements in effect, true and complete copies of which (together with all amendments, supplements, schedules and exhibits) have heretofore been furnished to Purchaser. Except as set forth in Section 3.1.14 of Sellers' Disclosure Schedule, each Assumed Agreement is in full force and effect and constitutes a legal, valid and binding agreement of such Seller and of each other party thereto, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity), and no material term or condition thereof has been amended from the form thereof delivered to the Purchaser or waived. Neither Duke Moapa nor, to Sellers' Knowledge, any other party to any Assumed Agreement is in violation or breach of or default under any such Assumed Agreement (or with notice or lapse of time or both, would be in violation or breach of or default under any such Assumed Agreement). Other than the Required Consents, no consent, approval or action of, filing with or notice to any Governmental Authority or other Person by either Seller is required which has not been duly obtained or made for the assignment of the Assumed Agreements to Purchaser as contemplated hereby, true and correct copies of such consents have been provided to Purchaser.

                  3.1.15 Permits.

                           (a) Section 3.1.15 Part A and Section 3.1.15 Part D
of the Sellers' Disclosure Schedule collectively set forth all existing, unexpired Permits acquired or held by or in the name of either DENA or Duke Moapa in connection with the ownership, construction, operation, maintenance or use of the Facility as contemplated by Sellers (the "Facility Permits"). Section
3.1.15 Part B of the Sellers' Disclosure Schedule sets forth the Permits that may be required to construct the Facility. Section 3.1.15 Part C of the Sellers' Disclosure Schedule sets forth the Permits that may be required to operate the Facility. Section 3.1.15 Part D of the Sellers' Disclosure Schedule sets forth the Facility Permits that will not be renewed by Sellers or transferred to the Purchaser.

                           (b) Except as set forth on Section 3.1.15 Part E of
Sellers' Disclosure Schedule, Sellers are in full compliance with each Facility Permit and each Facility Permit (i) is in full force and effect, (ii) is not subject to any legal proceeding or to any unsatisfied condition that (A) is not reasonably expected to be satisfied or (B) if not satisfied could reasonably be expected to allow material modification or revocation thereof and (iii) is final and all applicable appeal periods have expired or terminated. The information set forth in each application submitted by or on behalf of the Sellers and, to the Sellers' Knowledge, any other Person, in connection with each such Facility Permit was accurate and complete in all material respects at the time of the last submission and continues to be accurate and complete in all material respects.

                           (c) Except for the approvals, notices and filings set
forth in Section 3.1.15 Part A of Sellers' Disclosure Schedule, each Transferred Permit may be transferred to Purchaser as contemplated by this Agreement without the consent, approval or action of, filing with or notice to any Governmental Authority or other Person by either Seller other than those that have been duly obtained or made, true and correct copies of which have been provided to Purchaser. The information set forth in each application submitted by or on behalf of the Sellers and, to the Sellers' Knowledge, any other Person, in connection with each such Transferred Permit was accurate and complete in all material respects at the time of the last submission and continues to be accurate and complete in all material respects. Upon the effectiveness of the notices and other filings set forth in Section
3.1.15 Part A of Sellers' Disclosure Schedule, each Transferred Permit will (i) transfer to Purchaser free and clear of any Liens, (ii) be properly in the name of Purchaser, (iii) be in full force and effect, (iv) not be subject to any legal proceeding or to any unsatisfied condition that (A) is not reasonably expected to be satisfied or (B) if not satisfied could reasonably be expected to allow material modification or revocation thereof, and (v) be final and have all applicable appeal periods expired or terminated. The transfer of each Transferred Permit to Purchaser shall not breach the terms thereof or result in the forfeiture or impairment of any rights thereunder.

                  3.1.16 Insurance. Section 3.1.16 of Sellers' Disclosure Schedule sets forth a true and complete list and description of all insurance policies, in force on the date hereof with respect to the Purchased Assets, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy. All policies are in full force and effect, all premiums due thereon have been paid and the Sellers are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (i) Sellers have not received any notice of cancellation or non-renewal of any such policy nor is the termination of any such policies threatened, (ii) there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, (iii) Sellers have not received any notice from any of its insurance carriers that any insurance premiums in respect of such policies will be increased in the future or that any insurance coverage presently provided for will not be available to the Sellers in the future on substantially the same terms as now in effect and (iv) Sellers have not received notice that the Facility or any Materials and Equipment or the operation thereof will not be insurable or will be subject to exclusions arising from actual or potential defects in the Purchased Assets.

                  3.1.17 Environmental Matters.

                           (a) Duke Moapa has made available to Purchaser any
environmental site assessment reports, studies and related documents in the possession of Duke Moapa that relate to environmental matters in connection with ownership, construction, operation or maintenance of the Facility. All such reports, studies and documents are described in Section 3.1.17 Part A of Sellers' Disclosure Schedule.

                           (b) Duke Moapa has not entered into or agreed to any
consent decree or order, and is not subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials under any Environmental Law.

                           (c) There are no claims, actions, proceedings or
investigations pending or, to Sellers' Knowledge, threatened against the Sellers or, to Sellers' Knowledge, their contractors, agents and representatives under any Environmental Law relating to the Facility or the Real Property.

                           (d) All permits issued to either Seller and in effect
under any Environmental Law are set forth in Section 3.1.17 Part B of Sellers' Disclosure Schedule. Except as set forth in Section 3.1.15 Part B and Section
3.1.17 Part C of Sellers' Disclosure Schedule, Sellers and, to Sellers' Knowledge, their contractors, agents or representatives have obtained all Permits required under the Environmental Laws for the ownership and construction of the Facility, all such Permits are in effect, no appeal nor any other action is pending to revoke any such Permit and Sellers and, to the Sellers' Knowledge, their contractors, agents and representatives are in full compliance with all terms and conditions of all such Permits.

                           (e) Sellers and, to Sellers' Knowledge, their
contractors, agents or representatives have been and are in compliance with all applicable Environmental Laws with respect to the Facility or the Real Property. To Sellers' Knowledge, any former owners of or tenants on the Real Property, and their contractors, agents or representatives, did not violate applicable Environmental Laws with respect to their ownership, construction, operation or maintenance of the Facility or the Real Property.

                           (f) Except as set forth in Section 3.1.17 Part C of
Sellers' Disclosure Schedule, neither Sellers nor, to the Sellers' Knowledge, their contractors, agents or representatives or any other Person, has, Released, discharged, or otherwise disposed, of any Hazardous Materials on, beneath or adjacent to the Site, except for Releases of Hazardous Materials that could not reasonably be expected to result in a claim or a requirement to engage in a remedial investigation or action pursuant to applicable Environmental Laws.

                           (g) Except as provided in the Assumed Agreements,
Sellers have not entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person from or against any Liabilities relating to the Facility arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws.

                  3.1.18 Employees. Duke Moapa does not have and never has had any employees, and no individuals are or ever have been employed by any Affiliate of Duke Moapa solely to work on matters relating to the Facility (other than with regard to supervision of Facility construction and subsequent maintenance of laid-up equipment). No claim is pending, or to the Sellers' Knowledge threatened, in which any individual or Governmental Authority asserts, or in the case of any threatened claim, may assert, that any individual is or was an employee of Duke Moapa or employed by any Affiliate of Duke Moapa in respect of the Facility (other than with regard to supervision of Project construction and subsequent maintenance of laid-up equipment). Neither Purchaser nor any of its Affiliates have incurred or will incur any Liability under or otherwise in respect of any employee compensation or benefit plan, program, agreement or arrangement (including any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended)) established or maintained by DENA or any other entity that together with DENA is or ever was deemed a single employer in accordance with Section 414 of the Code.

                  3.1.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchaser without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

                  3.1.20 Intellectual Property. Section 3.1.20 Part A of Sellers' Disclosure Schedule sets forth a complete list of all Facility Intellectual Property. Duke Moapa does not own or otherwise have, and DENA has not acquired specifically for the purposes of the Facility or the Purchased Assets, any right to use any Intellectual Property that is used in or is necessary, required or beneficial for the ownership, construction, operation or maintenance of the Facility as contemplated by Sellers, other than such as may be included in the Purchased Assets. Except as set forth on Section 3.1.20 Part B of Sellers' Disclosure Schedule, the Intellectual Property conveyed to Purchaser pursuant hereto ("Facility Intellectual Property") will include any and all Intellectual Property necessary for the ownership, construction, operation or maintenance of the Facility as contemplated by Sellers provided the Facility is operated in compliance with the terms of such Facility Intellectual Property. To Sellers' Knowledge, the ownership, construction, operation and maintenance of the Facility as contemplated by Sellers, provided the Facility is operated in compliance with the terms of such Facility Intellectual Property, will not infringe upon or misappropriate, either directly or indirectly (such as through contributory infringement or inducement to infringe) any Intellectual Property of any third party, and the Sellers have not received written notice by any Person of any pending or threatened claims, suits, actions, mediations, arbitrations, orders or other adversarial proceedings (i) alleging infringement (or other violation) by the Sellers of Intellectual Property or other rights of any Person or (ii) challenging the Sellers' ownership or use of, or the validity, enforcement, registrability or maintenance of, any Facility Intellectual Property. To the Sellers' Knowledge, except as provided in the Assumed Agreements, Duke Moapa has not entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which (i) restrict Duke Moapa's right to use any Facility Intellectual Property, (ii) restrict the transfer or licensing by Duke Moapa of the Facility Intellectual Property, (iii) restrict Duke Moapa's business as it pertains to the Facility in order to accommodate a third Person's intellectual property rights, or (iv) permit any third party to use any Facility Intellectual Property. The intended use by the Sellers of any Facility Intellectual Property is in accordance with any and all applicable grants, licenses, agreements, instruments or other arrangements pursuant to which the Sellers acquired the right to use such Facility Intellectual Property. Service fees to be paid by Sellers with respect to the Facility Intellectual Property have been paid as required to any software vendor and licensor.

         Section 3.2 Representations and Warranties of Purchaser. Except as specifically set forth in the Purchaser's Disclosure Schedule attached hereto as
Schedule V, Purchaser hereby represents and warrants to Sellers that all of the statements contained in this Section 3.2 are true and correct as of the Effective Date (unless another date is expressly indicated), and will be true and correct as of the Closing Date as though made on and as of the Closing Date. Each exception and other response to this Agreement set forth in the Purchaser's Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement, and, except as otherwise specifically stated with respect to such exception, relates only to such section.

                  3.2.1 Corporate Existence. Purchaser is a Nevada corporation, duly formed, validly existing and in good standing under the Laws of the State of Nevada and has full power and authority to conduct its business as it is now being conducted and to own, lease and operate its assets and properties.

                  3.2.2 Authority. Purchaser has full power and authority to enter into this Agreement and the Transaction Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Transaction Agreements to which it is or will be a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by its board of directors, no other action on the part of Purchaser being necessary.

                  3.2.3 Binding Agreement. This Agreement and the Transaction Agreements to which Purchaser is or will be a party have been or will be when delivered duly and validly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery thereof by Sellers, this Agreement and the Transaction Agreements to which Purchaser is or will be a party are or will be when delivered valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  3.2.4 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by the Purchaser of the Transaction Agreements to which it is or will be a party, the performance by Purchaser of its obligations under this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby shall not:

                           (a) Conflict with or result in a violation or breach
of any of the terms, conditions or provisions of Purchaser's articles of incorporation and by-laws;

                           (b) Result in a default (or give rise to any right of
termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, deed of trust, indenture, license, agreement, lease or other instrument or obligation to which Purchaser or any of its Affiliates is a party or by which any of their respective assets and properties may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or

                           (c) Conflict with or result in a violation or breach
of any term or provision of any Law applicable to Purchaser or any of its Affiliates or any of their respective assets and properties.

                  3.2.5 Approvals and Filings. Except for the PUCN Approval, no consent, approval or action of, filing with or notice to any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Purchaser of this

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

Agreement or any of the Transaction Agreements to which it is a party or the consummation by Purchaser of the transactions contemplated hereby or thereby.

                  3.2.6 Legal Proceedings. Except as set forth in Section 3.2.6 of Purchaser's Disclosure Schedule, there are no actions or proceedings pending or to Purchaser's Knowledge threatened against Purchaser or any of its assets and properties which would be reasonably expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or any of the Transaction Agreements.

                  3.2.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Efforts to Close. After the Effective Date and prior to
Closing:

                  4.1.1 Required Approvals; Other Covenants.

                           (a) Each Party shall provide reasonable cooperation
to the other Party in obtaining consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities or other Persons required of the other Party to consummate the transactions contemplated hereby and by the Transaction Agreements. The Parties shall use their commercially reasonable efforts to respond promptly to any requests for additional information made by any such Governmental Authority.

                           (b) As promptly as practicable and, in any event,
within thirty (30) days of the Effective Date, the Purchaser shall file with the Public Utilities Commission of Nevada all documents reasonably required to obtain the PUCN Approval, and the Purchaser shall use its commercially reasonable efforts to respond promptly to any requests for additional information and to cause the PUCN Approval to be issued as soon as practicable after the Effective Date. Purchaser shall consult with Sellers on all principal filings submitted by Purchaser to the Public Utilities Commission of Nevada in connection with the PUCN Approval.

                           (c) Purchaser shall use commercially reasonable
efforts to obtain the Financing as soon as practicable after the Effective Date.

                           (d) Purchaser, at its sole cost and expense, shall
use commercially reasonable efforts to receive, on or before ninety (90) days after the Effective Date, from the title company of Purchaser's choice a commitment for title insurance reasonably satisfactory to Purchaser (the "Title Insurance Commitment") and an ALTA/ACSM survey (the "Survey") of the Site prepared by a licensed professional surveyor selected by Purchaser. In the event
(i) any exceptions appear in the Title Insurance Commitment (other than Permitted Liens and the standard pre-printed exceptions) that adversely affect the title to, or the proposed use and enjoyment of, the Site (the "Objectionable Title Matters"), or
(ii) the Survey shows any easements, rights-of-way, encroachments, or other matters affecting the Site (other than Permitted Liens) that adversely affect the title to, or the proposed use and enjoyment of, the Site ("Objectionable Survey Matters"), Purchaser shall notify Sellers in writing of such fact within fifteen (15) days of the later of the receipt of the Title Insurance Commitment or the Survey, which notice must be accompanied by the Title Insurance Commitment, the Survey and copies of any Objectionable Title Matters. Sellers agree to provide an indemnity in favor of Purchaser's title company for any Liens first appearing in public record or attaching subsequent to the effective date of the Title Insurance Commitment or related preliminary report which are caused by Sellers or of which the Sellers may have knowledge.

                           (e) Sellers shall use commercially reasonable efforts
to assist Purchaser in obtaining certificates, acknowledgements or undertakings requested by Purchaser from Southern California Edison Company; Clark County, Nevada; Kerr-McGee Chemical LLC; Kern River Gas Transmission Company; Nevada First Bank; Apex 82, LLC; the Bureau of Land Management; Cormetech Inc.; General Electric Company; Las Vegas Valley Water District; Alstom USA, Inc.; GEA Power Cooling Systems, Inc.; and The Stellar Group; provided, however, that at Closing, Purchaser shall reimburse Sellers for the reasonable pre-approved out-of-pocket third party costs incurred by Sellers in providing such assistance and demonstrated to Purchaser's reasonable satisfaction.

                           (f) Purchaser shall use commercially reasonable
efforts to obtain as part of the title insurance policy based on the Title Insurance Commitment the title insurer's waiver of subrogation of claims against Sellers; provided, however, that the foregoing shall not require Purchaser to pay the title insurer more for such title insurance policy than Purchaser would have otherwise paid, but Sellers shall be entitled to pay the title insurer the amount required to obtain such waiver of subrogation.

                  4.1.2 Fulfillment of Conditions.

                           (a) Each Party shall use commercially reasonable
efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate and make effective the purchase, sale, assignment, conveyance, transfer and delivery of the Purchased Assets and the assumption of the Assumed Agreements pursuant to this Agreement. Such actions shall include each Party using its commercially reasonable efforts to ensure satisfaction of the conditions precedent to its obligations hereunder, including the receipt of the PUCN Approval by October 1, 2004.

                           (b) Each Party shall give notice to the other
promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any failure of a Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         Section 4.2 Preservation of Purchased Assets.

                           (a) After the Effective Date and prior to Closing,
the Sellers shall (i) preserve, lay-up, store and maintain the Purchased Assets in accordance with the same or superior practices, methods, techniques and standards applied by Sellers to date; (ii) provide security in respect of the Site and the land subject to the Ground Lease and be responsible for the safety of the Site and the land subject to the Ground Lease and all personnel therein; and (iii) purchase and maintain all risk property and builders risk insurance insuring against physical loss or damage to the Purchased Assets consistent with Sellers' prior practice.

                           (b) Except as set forth on Section 4.2 of Sellers'
Disclosure Schedule, after the Effective Date and prior to Closing, the Sellers shall not, without the written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed): (i) dispose of, assign, or incur or permit to exist any Lien (other than a Permitted Lien) on, any of the Purchased Assets;
(ii) enter into, amend, modify, terminate, grant any waiver of any term under or give any consent with respect to any Facility Agreement or Permit related to the Facility; (iii) permit to lapse any rights to any Facility Intellectual Property; or (iv) enter into any agreement to do or engage in any of the foregoing; provided, however, that, with respect to clause (ii), (x) the consent to any execution, amendment, modification, termination, grant of waiver or consent with respect to any Facility Agreement shall be deemed to have been given by Purchaser in the event Purchaser shall not have responded within ten Business Days' of Sellers' written request for such consent, and (y) the consent of Purchaser shall not be required in emergency situations in which Sellers must take action to prevent injury to Persons or physical loss or damage to the Purchased Assets.

         Section 4.3 Sellers Rights to Market the Facility Prior to Closing. The Parties agree that after the Effective Date and prior to Closing, Sellers may market their rights, title and interests in the Purchased Assets to any other Person; provided, however, that such right shall be explicitly subject to Sellers' obligations under this Agreement including obligations in respect of confidential information under Section 12.6 below.

         Section 4.4 Purchaser's Inspection Right. After the Effective Date and prior to Closing, Purchaser and its Related Persons shall have access, upon reasonable prior notice, to the Site and, if requested, to the Facility Books and Records, all for purposes of inspection and review. During any inspection or review, Purchaser shall comply, and shall cause its Related Persons to comply, with all of the applicable safety and security procedures applicable to the Site and to conduct any inspection or review in a manner causing minimum interference with the Sellers' activities. PURCHASER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLERS AND THEIR RESPECTIVE AFFILIATES FROM ANY LOSSES ARISING FROM THE NEGLIGENCE OR MISCONDUCT BY PURCHASER OR ITS RELATED PERSONS DURING ANY ACCESS TO THE SITE OR THE REVIEW OF ANY INFORMATION OR DOCUMENTS PURSUANT TO THIS SECTION 4.4. THE INDEMNITY IN THIS SECTION 4.4 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

         Section 4.5 Cooperation with Construction Arrangements. After the Effective Date and prior to Closing, Sellers shall use commercially reasonable efforts to assist Purchaser in connection with Purchaser's efforts to secure construction arrangements related to the completion of the Facility as follows: (i) by making all engineering and design materials related to the Facility or the Real Property available to Purchaser and its Related Parties as Purchaser reasonably requests; (ii) by providing Purchaser and its Related Parties with access to the Facility, the Real Property and the Facility Books and Records at all reasonable times; (iii) by making Sellers' personnel available to Purchaser and its Related Parties to provide information related to the Facility or the Real Property, including responding to questions and attending meetings as reasonably requested by Purchaser or its Related Parties and (iv) by providing Purchaser and its Related Parties reasonable support with Sellers' suppliers, vendors and contractors to resolve technical and scope of supply issues related to the Facility.

         Section 4.6 Equipment Warranties and Permits. In connection with the conveyance of the Purchased Assets at Closing, Sellers shall transfer to Purchaser any third party warranties relating to the Purchased Assets not expressly contained in the Assumed Agreements. After the Effective Date and prior to Closing, Sellers shall use commercially reasonable efforts at their own cost to assist Purchaser in the negotiation of third party warranties in respect of the Purchased Assets; provided, however, that at Closing, Purchaser shall reimburse Sellers for the reasonable pre-approved out-of-pocket third party costs incurred by Sellers in providing such assistance and demonstrated to Purchaser's reasonable satisfaction. To the extent Sellers must acquire or renew any Transferred Permit after the date hereof, then at Closing, Purchaser shall reimburse Sellers for the reasonable out-of-pocket third party costs incurred by Sellers in providing such assistance and demonstrated to Purchaser's reasonable satisfaction.

         Section 4.7 Initial Work. In the event that Sellers have not received written acknowledgement by August 1, 2004 from the Clark County, Nevada Health District reasonably satisfactory to Purchaser that the Authority to Construct for an Electric Utility Facility (Source Identification Number A-1513, Modification #0) issued to Duke Energy Moapa, LLC by the Clark County, Nevada Health District on June 1, 2001 will not expire before September 21, 2005, then by September 1, 2004, Sellers or their designee shall commence performance of the work described on Schedule VII hereto (the "Initial Work") pursuant to the terms set forth on such Schedule VII. The Initial Work shall be performed at Sellers' sole cost and expense; provided, however, if the Closing occurs after a portion of the Initial Work has been performed, Purchaser shall reimburse Sellers for the costs of performing such Initial Work incurred through the Closing Date, up to $250,000. At Closing, Sellers shall assign to Purchaser all rights under the contract for the Initial Work and Purchaser shall assume and accept all liability arising after Closing under such contract.

         Section 4.8 Risk of Loss. Prior to the Closing Date, all risk of loss, damage or other casualty to the Purchased Assets shall be borne by Sellers and Sellers shall promptly notify Purchasers of any such loss, damage or casualty or any other change in condition of the Purchased Assets. Sellers shall repair prior to the Closing Date to the previous condition of the Purchased Assets any damage, loss or casualty to the Purchased Assets or breakage of any component of the Purchased Assets that occurs; provided, however, that if the amount of such damage, loss or breakage exceeds $6,000,000 and the Parties are unable to reach an agreement on a remedy for such damage, loss or breakage after 30 days of the occurrence of such loss, damage or breakage, either Party shall be entitled to terminate this Agreement upon notice to the other Party; provided, however, that during the period prior to such agreement Sellers shall not be obligated to remedy such loss but shall take steps to prevent any additional loss.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

         Section 5.1 Purchaser's Conditions Precedent. The obligations of Purchaser hereunder to execute or deliver the items it is required to deliver pursuant to Section 2.4.1(a) are subject to the fulfillment to the reasonable satisfaction of Purchaser, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  5.1.1 Representations and Warranties. Each of the representations and warranties made by Sellers in this Agreement and qualified by materiality or Sellers' Knowledge, shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date. Each of the representations and warranties made by Sellers in this Agreement and not qualified by materiality or Sellers' Knowledge shall be true in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

                  5.1.2 Performance. Sellers shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

                  5.1.3 Law. There shall not be in effect on the Closing Date any Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

                  5.1.4 PUCN Approval. The PUCN Approval shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

                  5.1.5 Deliveries. Sellers shall have executed and delivered to Purchaser, or shall be standing ready to execute and deliver to Purchaser at the Closing the items set forth in Section 2.4.1(b) of this Agreement.

                  5.1.6 Financing. On or before the Closing Date, the Purchaser shall have obtained Financing.

                  5.1.7 Material Adverse Effect. No Material Adverse Effect shall have occurred.

                  5.1.8 Title Insurance and Survey. Purchaser shall have received the Title Insurance Commitment and the Survey as contemplated by
Section 4.1.1 and Sellers shall have remedied all Objectionable Title Matters and all Objectionable Survey Matters to Purchaser's satisfaction.

                  5.1.9 Transferred Permits. The Transferred Permits shall have been transferred to Purchaser, and shall not be subject to any conditions or stipulations that did not exist as of the Effective Date which could reasonably be expected to have an adverse effect on

Purchaser or the ownership, construction, operation or maintenance of the Facility or the Real Property.

                  5.1.10 Transmission Service. Purchaser shall have obtained rights to the 600MW of firm transmission capacity on Purchaser's transmission system currently held by DETM under the DETM Transmission Services Agreement (the "Required Capacity") through a procedure described in this Section 5.1.10 or otherwise: (i) DETM shall have assigned to Purchaser the DETM Transmission Services Agreement as contemplated by Section 2.5 and DETM has not received written notification from Purchaser that would trigger the release-of-capacity provisions under Section 17.7 of Purchaser's Open-Access Transmission Tariff (a "Section 17.7 Notice"); (ii) DETM shall have assigned to Purchaser the DETM Transmission Services Agreement as contemplated by Section 2.5 following receipt by DETM of a Section 17.7 Notice from Purchaser and less than 30 days have lapsed since DETM's receipt of such Section 17.7 Notice; or (iii) DETM shall have assigned to Purchaser the DETM Transmission Services Agreement as contemplated by Section 2.5 and DETM, following receipt of a Section 17.7 Notice, previously elected to take or pay for the transmission capacity concurrent with the commencement date set forth in such Section 17.7 Notice; provided, however, that (i) notwithstanding anything in this Agreement to the contrary, Purchaser has no obligation to acquire the Required Capacity unless and until the Closing has occurred and (ii) nothing in this Agreement shall be construed to obligate Sellers, following receipt of a Section 17.7 Notice, to elect to take or pay for the transmission capacity concurrent with the commencement date set forth in such Section 17.7 Notice.

         Section 5.2 Sellers' Conditions Precedent. The obligations of Sellers hereunder to execute or deliver the items they are required to deliver pursuant to Section 2.4.1(b) of this Agreement are subject to the fulfillment, to the reasonable satisfaction of Sellers at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

                  5.2.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement and qualified by materiality or Purchaser's Knowledge, shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date. Each of the representations and warranties made by Purchaser in this Agreement and not qualified by materiality or Purchaser's Knowledge shall be true in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

                  5.2.2 Performance. Purchaser shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  5.2.3 Law. There shall not be in effect on the Closing Date any Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

                  5.2.4 PUCN Approval. The PUCN Approval shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

                  5.2.5 Deliveries. Purchaser shall have executed and delivered to Sellers, or shall be standing ready to execute and deliver to Sellers at the Closing, the items set forth in Section 2.4.1(a) of this Agreement.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 Termination Prior to Closing. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                           (a) At any time before the Closing, by Sellers or
Purchaser upon notice to the other Party, in the event that any non-appealable Law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement;

                           (b) At any time before Closing as provided in Section
4.8;

                           (c) At any time before the Closing, by Sellers or
Purchaser upon notice to the other Party, in the event (i) of a breach hereof by the non-terminating Party which gives rise to a Material Adverse Effect if the non-terminating Party fails to cure such breach within thirty (30) days following notification thereof by the terminating Party; provided, however, that if, at the end of such thirty-day period, the non-terminating Party is endeavoring in good faith, and proceeding diligently, to cure such breach, the non-terminating Party shall have an additional thirty (30) days in which to effect such cure; or (ii) any condition to such Party's obligations under this Agreement (other than the payment of money to the other Party) becomes impossible or impracticable to satisfy with the use of commercially reasonable efforts if such impossibility or impracticability is not caused by a breach hereof by such Party; provided, however, that if it is reasonably possible that the circumstances giving rise to the impossibility or impracticality may be removed prior to the expiration of the time period provided in this Section 6.1(c) of this Agreement, then such notification may not be given until such time as the removal of such circumstances is no longer reasonably possible within such time period;

                           (d) At any time following October 15, 2004, by
Sellers or Purchaser upon notice to the other Party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating Party; or

                           (e) By Sellers as provided in Section 2.2.2.

         Section 6.2 Effect of Termination or Breach Prior to Closing. If this Agreement is validly terminated pursuant to Section 6.1 of this Agreement, there shall be no liability or obligation on the part of Sellers or Purchaser (or any of their respective Related Persons), except that the provisions of Article X,
Article XI and Sections 2.2.2, 4.4, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7,
12.9, 12.10, 12.11, 12.12, 12.13, 12.14 and 12.15 and this Section 6.2 shall continue
to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, if this Agreement is validly terminated by Purchaser or Sellers pursuant to Section 6.1(c) or Section 6.1(e) as a result of the willful breach by the other Party, the terminating Party may exercise such remedies as may be available at law or in equity.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 Indemnification by Sellers. Subject to the limitations set forth in Sections 6.2, 7.4, 8.4, 9.1 and 11.2, Sellers agree to indemnify and hold Purchaser and its Related Persons (each, a "Purchaser Indemnified Party"), harmless from and against (and to reimburse each Purchaser Indemnified Party as the same are incurred for) any and all Losses incurred by any Purchaser Indemnified Party resulting from any of the following and not caused by the gross negligence or willful misconduct of such Purchaser Indemnified Party:

                           (a) any inaccuracy or breach of a representation or
warranty made by Sellers in this Agreement;

                           (b) the breach by Sellers of, or default in the
performance by Sellers of, any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement or any of the other Transaction Agreements; or

                           (c) the Excluded Assets or the Excluded Liabilities.

         Section 7.2 Indemnification by Purchaser. Subject to the limitations set forth in Sections 6.2, 7.4, 9.1 and 11.2 of this Agreement, Purchaser hereby agrees to indemnify and hold Sellers and their Related Persons (each, a "Sellers Indemnified Party"), harmless from and against (and to reimburse each Sellers Indemnified Party as the same are incurred for) any and all Losses incurred by any Sellers Indemnified Party resulting from any of the following and not caused by the gross negligence or willful misconduct of such Sellers Indemnified Party:

                           (a) any inaccuracy or breach of a representation or
warranty made by Purchaser in this Agreement; or

                           (b) the breach by Purchaser of, or default in the
performance by Purchaser of, any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any of the other Transaction Agreements.

         Section 7.3 Method of Asserting Claims.

                  7.3.1 Notification of Claims. If any Purchaser Indemnified Party or Sellers Indemnified Party (each, an "Indemnified Party") asserts that a Party has become obligated to the Indemnified Party pursuant to Section 7.1 or
7.2 above (as so obligated, an "Indemnifying Party"), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

                  7.3.2 Defense of Claims. In fulfilling its obligations under this Section 7.3, after the Indemnifying Party has provided each Indemnified Party with a written notice of its agreement to indemnify each Indemnified Party under this Section 7.3, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding, brought by a third party in such manner as the Indemnifying Party may reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any Indemnified Parties, other than financial obligations for which such Person will be indemnified hereunder, unless such Person has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion) and (iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation, claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (a) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (b) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (c) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense, or (d) such action shall seek relief other than monetary damages against the Indemnified Party.

         Section 7.4 Limitations of Liability.

                  7.4.1 Cap Amount. Notwithstanding anything to the contrary in this Agreement, in the absence of fraud, gross negligence or willful misconduct
(i) in no event shall Purchaser be obligated to expend in excess of an amount equal to the Purchase Price (the "Cap Amount"), in the aggregate, for breaches of its representations, warranties, covenants, agreements in this Agreement, and indemnity obligations in Section 7.2 above, and (ii) in no event shall Sellers be obligated to expend in excess of the Cap Amount, in the aggregate, for breaches of their representations, warranties, covenants, agreements in this Agreement and indemnity obligations in Section 7.1 above.

                  7.4.2 Minimum Claim. Neither Party shall be required to indemnify the other Party with respect to individual Losses or aggregated series of related Losses that would otherwise be indemnifiable under Section 7.1 or Section 7.2 that are less than $100,000, other than Losses arising out of or in connection with a breach of covenant or any inaccuracy or breach of any of the representations and warranties set forth in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, 3.1.6, 3.1.10,
3.1.11(a), 3.1.19, 3.2.1, 3.2.2, 3.2.3, 3.2.4, 3.2.5 or 3.2.7.

                  7.4.3 Real Estate Matters. Following the Closing, with respect to any claim related to title encumbrances covered by the title insurance policy issued to Purchaser upon Closing based on the Title Insurance Commitment, Purchaser shall first use commercially reasonable efforts to recover its damages from the title insurer that issues the title insurance policy prior to pursuing any claim against Sellers regarding such claim; provided, however, that the foregoing shall not require Purchaser to pursue the recovery of damages from the title insurer beyond the first adjudication of such claim in a court or arbitration proceeding; provided, further that Sellers shall agree to toll any applicable statute of limitations to the extent such statute of limitations would bar such Purchaser's claim against Sellers as a result of Purchaser's pursuit of a claim against such title insurer. The foregoing sentence shall survive the Closing indefinitely.

                  7.4.4 Missing Material Deductible. Sellers shall not have any liability under Section 7.1 of this Agreement or otherwise under this Agreement for failure to deliver pursuant to Section 2.1.1 of this Agreement those Materials and Equipment listed in Schedule II Part A, until the aggregate amount of all Losses attributable thereto and asserted by Purchaser exceeds $2,000,000 (the "Missing Material Deductible"), and then such liability shall apply only for Losses in excess of the Missing Material Deductible.

         Section 7.5 Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN ARTICLE VIII AND IN THIS ARTICLE VII SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES OR OTHER LAW), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, JOINT, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION, OR THE SOLE, JOINT, OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION.

                                  ARTICLE VIII

                                   TAX MATTERS

         Section 8.1 Representations and Warranties. Sellers represent and warrant to Purchaser, except as set forth on Section 8.1 of Sellers' Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect, as follows:

                           (a) (i) Each of Duke Moapa and Tax Parent has filed
or will file when due all Tax Returns that are required to be filed on or before the Closing Date with respect to the Purchased Assets and paid or will pay in full all Taxes required to be paid with respect to the

Purchased Assets; and (ii) such Tax Returns were prepared or will be prepared in the manner required by applicable Laws. Neither Duke Moapa nor Tax Parent has received any notice that any Taxes relating to any period prior to the Closing Date are owing that have not been paid on or before the Closing Date.

                           (b) True and complete copies of all Tax Returns and
all schedules thereto filed by, or on behalf of, Duke Moapa and copies of all written communications to or from any Taxing Authority for all prior taxable years have been made available to Purchaser for inspection.

                           (c) Since the date of its inception, Duke Moapa has
qualified as and been treated as a disregarded entity for U.S. federal income tax purposes.

                           (d) Neither Duke Moapa nor Tax Parent has extended or
waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of the Sellers or Tax Parent or with respect to the Purchased Assets.

                           (e) There are no audits, claims, assessments, levies,
administrative or judicial proceedings pending, or to the Sellers' Knowledge, threatened, proposed or contemplated against Duke Moapa or with respect to the Purchased Assets by any tax authority.

                           (f) Each of Duke Moapa and Tax Parent has withheld
and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party.

         Section 8.2 Transfer Taxes. In consideration of a payment of $1,000,000 from Purchaser to Duke Moapa (in addition to and not as a part of the Purchase Price), Sellers shall bear all sales, use, transfer, real property transfer, recording and other similar taxes and fees ("Transfer Taxes"), if any, arising out of or in connection with the sale of the Purchased Assets by Sellers pursuant to this Agreement. Duke Moapa shall file all necessary documentation and Tax Returns with respect to the Transfer Taxes and cause such Taxes, if any, to be timely paid to the relevant Taxing Authorities. The Parties shall cooperate to comply with all Tax Return requirements for any and all Transfer Taxes and shall provide such documentation and take such other reasonable actions as may be necessary to minimize the amount of any Transfer Taxes; notwithstanding the foregoing, Purchaser shall not be obligated to take any action that would cause Purchaser to incur or bear the cost of any Transfer Taxes.

         Section 8.3 Real Property Taxes. Real and personal property ad valorem taxes with respect to the Purchased Assets ("Property Taxes") for the taxable period that includes the Closing Date shall be prorated on a daily basis to the Closing Date. Sellers shall be liable only for the portion of such Property Taxes attributable to the portion of such taxable period ending on the Closing Date. Following the Closing, Sellers and Purchaser shall cooperate and consult with each other with respect to the determination of such Property Taxes and Sellers shall have the right to participate in any proceedings or disputes with the applicable Taxing Authority concerning the determination of the amount of such Property Taxes (including the determination of the value of the property with respect to which such Property Taxes are assessed).

         Section 8.4 Sellers' Tax Indemnification. Sellers shall indemnify and hold harmless Purchaser from and against (i) any and all Taxes imposed on or incurred in respect of the income, business, assets and properties or operations of the Sellers or Tax Parent with respect to the Purchased Assets, attributable to any taxable period ending on or prior to the Closing Date ("Pre-Closing Taxes"), (ii) with respect to any taxable period beginning before and ending after the Closing Date (the "Overlap Period"), any and all Taxes imposed on or incurred in respect of the income, business, assets and properties or the operations of the Sellers or Tax Parent with respect to the Purchased Assets, attributable to the period ending on the Closing Date ("Overlap Period Taxes"),
(iii) any and all Transfer Taxes and (iv) any Liabilities arising from a breach by Sellers of their covenants in this Article VIII. For purposes of the Overlap Period, Taxes shall be attributable to the period ending on the Closing Date:
(A) in the case of Taxes imposed on a periodic basis or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period; and
(B) in the case of all other Taxes, to the extent of any Taxes that would be payable if the taxable year ended on the Closing Date. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be liable for and shall not indemnify Sellers against any liability for any Transfer Taxes, if any, arising out of or in connection with the sale of the Purchased Assets by Sellers pursuant to this Agreement. Notwithstanding anything to the contrary in this agreement, no claim for Taxes shall be permitted under this Section 8.4 unless such claim is first made not later than thirty (30) days after the expiration of the applicable statute of limitations (including extensions) with respect to such Taxes.

         Section 8.5 Purchaser Tax Indemnification. Purchaser shall indemnify and hold harmless Sellers and Tax Parent from and against (a) any Taxes with respect to the Purchased Assets attributable to the time period after the Closing Date, (b) any Taxes with respect to the Purchased Assets resulting from transactions or actions taken by Purchaser on the Closing Date but after the Closing shall have occurred and (c) any liability arising from a breach by Purchaser of its covenants set forth in this Article VIII.

         Section 8.6 Refunds. If after the Closing Date Purchaser receives a refund or utilizes a credit of any Tax attributable to a Pre-Closing Tax Period, Purchaser shall pay to Sellers within fifteen (15) Business Days after such receipt or utilization an amount equal to such refund received or credit utilized (or so much of such refund or credit as relates to the portion of the taxable period ending on or before Closing Date), together with any interest received or credited thereon. Purchaser shall take such action to obtain a refund or credit attributable to a Pre-Closing Tax Period or to mitigate, reduce or eliminate any Taxes that could be imposed for a Pre-Closing Tax Period (including with respect to the transactions contemplated hereby) as is reasonably requested by Sellers.

         Section 8.7 Contests. In the event Purchaser, Sellers or Tax Parent receives written notice of any examination, claim, settlement, proposed adjustment, administrative or judicial proceeding, or other matter ("Tax Claim") related to any Pre-Closing Taxes, Transfer Taxes or Overlap Period Taxes, Purchaser, Sellers or Tax Parent, as the case may be, shall notify the other Parties in writing as soon as reasonably practical (but in no event more than ten (10) Business

Days) after receipt of such notice. If either Seller or Tax Parent notify Purchaser in writing within thirty (30) Business Days following receipt of such written notice they intend to exercise their rights pursuant to this Section 8.7, they shall be entitled to control the defense, prosecution, settlement or compromise of such Tax Claim, at their own expense. Purchaser shall take such action in contesting such Tax Claim as Sellers or Tax Parent shall reasonably request from time to time, including the selection of counsel and experts and execution of powers of attorney. Purchaser shall not make any payments of such Tax Claim for at least thirty (30) days (or such shorter period as may be required by applicable Law) after giving the notice required by this Section 8.7, shall give the Sellers and Tax Parent any information requested relating to such Tax Claim, shall give any Tax Authority any information requested by Sellers or Tax Parent relating to such Tax Claim, and otherwise shall cooperate with and make internal resources available to the Sellers and Tax Parent in good faith in order to effectively contest any such Tax Claim. Purchaser shall not settle or otherwise compromise any such Tax Claim with any Taxing Authority or prosecute such contest to a determination in court or other tribunal or initial or appellate jurisdiction unless instructed to do so by the Sellers or Tax Parent. Any of the Sellers or Tax Parent may settle or otherwise compromise any such Tax Claim without Purchaser's prior written consent, except that if as a result of such settlement or compromise the Taxes payable by Purchaser would be materially increased, none of Sellers or Tax Parent may settle or compromise such matter without Purchaser's prior written consent, which consent shall not be unreasonably withheld. In connection with any proceeding taken with respect to such matters, (i) Sellers and Duke America shall keep Purchaser informed of all material developments and events relating to such matters if involving a material liability for Taxes and (ii) Purchaser shall have the right, at its sole expense, to participate in any such proceedings. Purchaser shall cooperate with Sellers and Tax Parent by giving them and their representatives, on prior reasonable notice, reasonable access and cooperation during normal business hours to all information, books and records pertaining to Transfer Taxes, Pre-Closing Taxes and Overlap Period Taxes.

         Section 8.8 Information. After the Closing Sellers and Purchaser will make available to each other as requested, all information, records, or documents relating to liability or potential liability for Pre-Closing Taxes, Overlap Taxes and Transfer Taxes and will preserve such information, records or documents until thirty (30) days after the expiration of the applicable statute of limitations (including extensions) with respect to such Taxes.

         Section 8.9 Tax Returns. Sellers and Tax Parent shall be responsible for preparing and filing all Tax Returns with respect to the Purchased Assets relating to Tax periods ending on or prior to the Closing Date. Purchaser shall be responsible for preparing and filing all Tax Returns with respect to the Purchased Assets relating to Tax periods ending after the Closing Date. Each Party shall cooperate with the other Party with respect to preparing and filing such Tax Returns and shall provide all information reasonably requested by the other Party necessary to prepare and file such Tax Returns.

         Section 8.10 Survival of Obligations. The obligations of the parties set forth in this Article VIII shall be unconditional and absolute and shall remain in effect until thirty (30) days after expiration of the applicable statutes of limitation (giving effect to any extensions or waivers thereof) relating to the Tax or Tax Return in question.

         Section 8.11 Adjustments to Purchase Price. The Parties hereby agree that any and all indemnity payments made pursuant to this Agreement shall, to the maximum extent permitted by applicable law, be treated for all Tax purposes as an adjustment to the Purchase Price.

                                   ARTICLE IX

                       SURVIVAL; NO OTHER REPRESENTATIONS

         Section 9.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement shall survive the Closing and shall expire on the earlier of the date that is one year from the date that the second power block of the Facility achieves commercial operation or three years from the Closing Date. Notwithstanding the preceding sentence, (i) the representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, 3.1.6, 3.1.10, 3.1.11(a), 3.1.19, 3.2.1, 3.2.2, 3.2.3, 3.2.4, 3.2.5 and 3.2.7 of
this Agreement, the covenants in Section 2.1.4 of this Agreement with respect to Excluded Liabilities, and the obligations in Section 2.6.1(iv) and Section 2.6.4 shall survive indefinitely after the Closing, (ii) the representations, warranties, covenants and agreements contained in Article VIII and Section 12.6 of this Agreement shall be governed solely by the terms therein, (iii) the representations and warranties contained in Section 3.1.17 shall survive the Closing and shall expire on the earlier of the date that is three years after the date that the second power block of the Facility achieves commercial operation and five years after the Closing Date, and (iv) the representations and warranties contained in Section 3.1.20 shall survive the Closing and shall expire on the earlier of the date that is five years after the date that the second power block of the Facility achieves commercial operation and seven years after the Closing Date.

         Section 9.2 NO OTHER REPRESENTATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER PARTY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED REPRESENTATION OR WARRANTY AS TO CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE FACILITY, OR ANY PART THEREOF, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III AND ARTICLE VIII OF THIS AGREEMENT OR IN ANY CERTIFICATE, INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH.

                                    ARTICLE X

                               DISPUTE RESOLUTION

         Section 10.1 Dispute Resolution. Any dispute or claims arising under this Agreement which is not resolved in the ordinary course of business shall be referred to a panel consisting of a senior executive (President or a Vice President) of Purchaser and DENA, with authority to decide or resolve the matter in dispute, for review and resolution. Such senior executives shall meet and in good faith attempt to resolve the dispute within thirty (30) days. If the Parties are unable to resolve a dispute pursuant to this Section 10.1, either Party may enforce its rights at law or in equity subject to the provisions of this Agreement, including Section 10.2 below.

         Section 10.2 Submission to Jurisdiction; Waiver of Jury Trial. Each Party hereto irrevocably submits to the exclusive jurisdiction of the federal court in the State of Nevada for the purposes of any action arising out of or based upon this Agreement or relating to the subject matter hereof. If, for any reason, the Parties fail to qualify for the jurisdiction of the federal court in the State of Nevada, then each Party hereto irrevocably submits to the exclusive jurisdiction of the state courts of the State of Nevada for the purposes of any action arising out of or based on this Agreement or relating to the subject matter hereof. Each Party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth in Section 12.1 of this Agreement shall be effective service of process for any action, suit or proceeding in Nevada with respect to any matters to which it has submitted to jurisdiction in this Section 10.2. Each Party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in the federal court in Nevada, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION AGREEMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

                                   ARTICLE XI

                          LIMITED REMEDIES AND DAMAGES

         Section 11.1 Exclusive Remedies. THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED FOR IN THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR A PARTY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, A PARTY MAY, SUBJECT TO THE LIMITATIONS OF SECTION 7.4 AND SECTION 11.2, PURSUE SUCH REMEDIES, INCLUDING DAMAGES AND FEES AND EXPENSES OF ATTORNEYS AS MAY BE AVAILABLE AT LAW OR IN EQUITY.

         Section 11.2 Limitation of Liability. NOTWITHSTANDING THE FOREGOING, HOWEVER, NO PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER BY STATUTE, IN TORT OR CONTRACT OR OTHERWISE. THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY.

         Section 11.3 Specific Performance. EACH PARTY AGREES THAT DAMAGE REMEDIES SET FORTH IN THIS AGREEMENT MAY BE DIFFICULT OR IMPOSSIBLE

TO CALCULATE OR OTHERWISE INADEQUATE TO PROTECT ITS INTERESTS AND THAT IRREPARABLE DAMAGE MAY OCCUR IN THE EVENT THAT PROVISIONS OF THIS AGREEMENT ARE NOT PERFORMED BY THE PARTIES IN ACCORDANCE WITH THE SPECIFIC TERMS OF THIS AGREEMENT. ANY PARTY MAY SEEK TO REQUIRE THE PERFORMANCE OF ANY OTHER PARTY'S OBLIGATIONS UNDER THIS AGREEMENT THROUGH AN ORDER OF SPECIFIC PERFORMANCE RENDERED BY THE FEDERAL COURT IN THE STATE OF NEVADA OR THE STATE COURTS IN THE STATE OF NEVADA AS PROVIDED IN SECTION 10.2 OF THIS AGREEMENT.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Notices.

                  12.1.1 Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by fax or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to a Party at its address specified below:

         If to Purchaser, to:

         Nevada Power
         P.O. Box 98910, Las Vegas, NV 89151
         Facsimile No.: (702) 367-5869
         Attn: V.P. Energy Supply

         with a copy to:

         Nevada Power
         P.O. Box 98910, Las Vegas, NV 89151
         Facsimile No.: (702) 367-5869 Attn:
         General Counsel

         If to Sellers, to:

         Duke Energy Moapa, LLC
         5400 Westheimer Court
         Houston, Texas 77056-5310
         Facsimile No.: (713) 627-6544
         Attn: Stuart R. Zisman
         with a copy to:

         Duke Energy North America LLC
         5400 Westheimer Court
         Houston, Texas 77056-5310
         Facsimile No.: (713) 627-5585
         Attn: General Counsel

                  12.1.2 Effective Time. Notice given by personal delivery, mail or overnight courier pursuant to this Section 12.1 shall be effective upon physical receipt. Notice given by fax pursuant to this Section 12.1 shall be effective as of (i) the date of confirmed delivery if delivered before 5:00 p.m. local time on any Business Day, or (ii) the next succeeding Business Day if confirmed delivery is after 5:00 p.m. local time on any Business Day or during any non-Business Day.

         Section 12.2 Payments. Except for Payments due at Closing, if either Party is required to make any payment under this Agreement on a day other than a Business Day, the date of payment shall be extended to the next Business Day. In the event a Party does not make any payment required or approved by the Parties under this Agreement on or before the due date, interest on the unpaid amount shall be due and paid at a rate that is the lesser of (a) the prime rate under "Money Rates" as reported in the Wall Street Journal on the first business day of the month plus two percent (2%) or (b) the maximum rate of interest permitted to be charged by applicable Law (such lesser rate, the "Default Rate") from the date such payment is due until the date such payment is made in full. Any payment of such interest at the Default Rate pursuant to this Agreement shall not excuse or cure any default hereunder. All payments shall first be applied to the payment of accrued but unpaid interest.

         Section 12.3 Entire Agreement. This Agreement and the Transaction Agreements supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof, including, in each case, all schedules and exhibits thereto, and contain the sole and entire agreement between the Parties hereto with respect to the subject matter hereof and thereof.

         Section 12.4 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and performance under this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby.

         Section 12.5 Public Announcements. Sellers and Purchaser will not issue or make any press releases or similar public announcements concerning the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. If either Party is unable to obtain the approval of its press release or similar public statement from the other Party and such press release or similar public statement is, in the opinion of legal counsel to such Party, required by Law in order to discharge such Party's disclosure obligations, then such Party may make or issue the legally required press release or similar public statement and promptly furnish the other Party with a copy thereof. Sellers and

Purchaser will also obtain the other Party's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, of any press release to be issued immediately following the execution of this Agreement or the Closing announcing either the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

         Section 12.6 Confidentiality. Each Party hereto will hold, and will use commercially reasonable efforts to cause its Related Persons to hold, in strict confidence from any Person (other than any such Related Persons), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Authorities) or by other requirements of Law or necessary or desirable to disclose in order to obtain the PUCN Approval or (ii) disclosed in an action or proceeding brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other Party or any of its Related Persons furnished to it by the other Party or such other Party's Related Persons in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the Party receiving such documents or information,
(b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party or
(c) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another Party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the other Party, each Party hereto will, and will use commercially reasonable efforts to cause its Related Persons to, promptly (and in no event later than five (5) Business Days after such request) destroy or cause to be destroyed all copies of confidential documents and information furnished by the other Party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Party furnished such documents and information or its Related Persons. The obligations contained in this Section 12.6 shall not survive Closing or, if this Agreement is terminated pursuant to Article VI, such obligations shall survive for one year following the termination of this Agreement.

         Section 12.7 Waivers.

                  12.7.1 Grant of Waivers. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  12.7.2 Exercise of Remedies. No failure or delay of any Party, in any one or more instances, (i) in exercising any power, right or remedy (other than failure or unreasonable delay in giving notice of default) under this Agreement or (ii) in insisting upon the strict performance by the other Party of such other Party's covenants, obligations or agreements under this Agreement, shall operate as a waiver, discharge or invalidation thereof, nor shall any single or partial exercise of any such right, power or remedy or insistence on strict performance, or any abandonment or discontinuance of steps to enforce such a right, power or remedy or to enforce strict performance, preclude any other or future exercise thereof or insistence thereupon or the exercise of any other right, power or remedy. The covenants, obligations, and agreements of a defaulting Party and the rights and remedies of the other Party upon a default shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         Section 12.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

         Section 12.9 No Construction Against Drafting Party. The language used in this Agreement is the product of both Parties' efforts, and each Party hereby irrevocably waives the benefits of any rule of contract construction that disfavors the drafter of a contract or the drafter of specific words in a contract.

         Section 12.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

         Section 12.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         Section 12.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) Purchaser and Sellers shall negotiate an equitable adjustment in the provisions of the Agreement with a view toward effecting the purposes of the Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

         Section 12.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 12.14 Court Costs; Interest. With respect to any court proceeding between the Parties, the non-prevailing Party shall pay the prevailing Party (i) all court costs, (ii) pre- and post-judgment interest on the amount awarded from the date of the applicable breach until paid, and (iii) reasonable attorneys' fees. The Parties shall request any court to determine the prevailing party, the date of breach and the interest rate as part of any such award; provided, however, that the Parties shall stipulate to the court that with respect to any claim, the claimant shall be deemed to be the prevailing party if the claimant is awarded any damages whatsoever.

         Section 12.15 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

         Section 12.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         Section 12.17 Time of Essence. Time is of the essence with respect to all obligations of the Parties hereunder.

                            [Signature Page Follows.]

IN WITNESS WHEREOF, this Purchase Agreement has been executed by the Parties as of the Effective Date.

                                        DUKE ENERGY MOAPA, LLC

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        DUKE ENERGY NORTH AMERICA, LLC

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        NEVADA POWER COMPANY

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   SCHEDULE I
                               ASSUMED AGREEMENTS

A. Interconnection and Operation Agreement, Second Revised Service Agreement No. 106, issued on July 9, 2002, between Nevada Power Company and Duke Energy Moapa, LLC, together with all rights and obligations of Duke Moapa pursuant to the letter dated April 29, 2003 from Clynne Cook of Sierra Pacific Resources to Generators (including Gretchen Schott of Duke Energy North America, LLC)

B. Letter dated September 3, 2002 from Nevada Power Company to Duke Energy Moapa, LLC regarding work to be performed pursuant to the Interconnection and Operation Agreement

C. Letter Agreement between Duke Energy Moapa, LLC and Nevada Power Company regarding Shared Costs of the Duke - Harry Allen transmission line dated December 9, 2002

D. Agreement between Las Vegas Valley Water District and Duke Energy Moapa, LLC dated June 5, 2001

E. Facilities Agreement dated March 12, 2002 between Kern River Gas Transmission Company and Duke Energy Moapa, LLC

F. Amendment to Facilities Agreement between Kern River Gas Transmission Company and Duke Energy Moapa, LLC dated January 16, 2003

G. Operating Agreement between Kern River Gas Transmission Company and Duke Energy Moapa, LLC dated March 12, 2002

H. Easement Agreement between Kerr-McGee Chemical LLC and Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20011001, Document No. 00069 of the Official Records of Clark County, Nevada on October 1, 2001

I. Sublicense Agreement between Kerr-McGee Chemical LLC and Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20011001, Document No. 00070 of the Official Records of Clark County, Nevada on October 1, 2001

J. Apex Industrial Park Ground Lease between Industrial Properties Development, Inc. and Duke Energy Moapa, LLC dated October 31, 2002

K. Estoppel, Consent and Subordination Agreement between Nevada First Bank, Apex 82, LLC and Duke Energy Moapa, LLC dated May 28, 2003

L. Right-of-Way Grant Serial No. N-73754 issued by the Bureau of Land Management to Duke Energy Moapa, LLC dated April 29, 2002.

M. Right-of-Way Grant Serial No. N-75734 issued by the Bureau of Land Management to Duke Energy Moapa, LLC dated April 29, 2002.

N. Cost Reimbursement Agreement between Duke Energy North America, LLC and the Bureau of Land Management, Right-of-Way Serial Number N-73754, Cost Recovery Number 5101-F322, dated January 10, 2001

O. Memorandum of Understanding between the Bureau of Land Management and Duke Energy Moapa, LLC dated April 29, 2002

P. Escrow Agreement between the Bureau of Land Management and Duke Energy Moapa, LLC dated April 25, 2002

Q. Maintenance Agreement between Richardson Construction Company and Duke Energy Moapa, LLC dated December 23, 2002

R. First Amendment to Maintenance Agreement between Richardson Construction Company and Duke Energy Moapa, LLC dated December 1, 2003

S. Moapa Delivery Meter Station Facility Easement Agreement between Duke Energy Moapa, LLC and Kern River Gas Transmission Company dated August 29, 2002

T. Settlement Agreement among Nevada Power Company, Duke Energy Moapa, LLC and other "MOU Generators" filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344

U. Service Agreement for Long-Term Firm Point-To-Point Transmission Service, Service Agreement No. 97, dated July 3, 2002 between Nevada Power Company and Duke Energy Trading & Marketing, L.L.C.

V. Revised Memorandum of Understanding ("Revised MOU I") between Nevada Power Company and Duke Energy Moapa, LLC filed as Attachment A to Settlement Agreement filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344

W. Revised Letter Agreement for Replacement/Upgrade of 500-kV Equipment at Eldorado Substation between Nevada Power Company and Southern California Edison Company filed as Attachment F to Settlement Agreement filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344

X. Tax Agreement between Southern California Edison Company and Duke Energy Moapa, LLC filed as Attachment I to Settlement Agreement filed January 31, 2003 in FERC Docket Nos. ER02-1741, ER02-1742 and ER02-2344

Y. Letter of Understanding dated July 31, 2003 between Sierra Pacific Resources and Duke Energy North America, LLC and other "MOU Generators" regarding the purchase of four 230 kV circuit breakers

Z. Regional Required System Upgrades Western Memorandum of Understanding (the "MOU II") between Duke Energy Moapa, LLC and Nevada Power Company dated November 3, 2003 together with Western Trust Agreement between Wells Fargo Bank Nevada, N.A. and

Nevada Power Company dated August 6, 2003 (Attachment E) (Filed on November 3, 2003 in FERC Docket No. ER04-152)

AA. Agreement among Chemical Lime Company, Nevada Power Company, Kern River Gas Transmission and Duke Energy Moapa, LLC dated December 20, 2001

BB. Operating Covenants between Chemical Lime Company, Nevada Power Company, Kern River Gas Transmission and Duke Energy Moapa, LLC dated December 20, 2001

CC. Surface Rights Waiver and Consent Agreement given by Chemical Lime Company to Nevada Power Company, Kern River Gas Transmission and Duke Energy Moapa, LLC dated December 20, 2001

DD. Combustion and Steam Turbine Generator Purchase Orders and related contract terms and conditions, including (i) Purchase Order No. 30273-A0 issued by Duke Moapa to General Electric Company dated February 13, 2002, as amended by the Balance of Plant Purchase Change Order, (ii) Purchase Order No. 30274-A0 issued by DENA to General Electric Company dated February 13, 2002, as amended by the Turbines Purchase Change Order, and (iii) to the extent incorporated in or related to the foregoing purchase orders or the equipment procured thereby, the terms and conditions of (a) the Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between Duke Energy Global Asset Development, Inc. (now known as Duke Energy Americas, Inc.) and General Electric Company dated November 30, 1998, as amended by letter from GE Power Systems to Duke Energy North America ("DENA"), dated January 10, 2002, (b) Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between DENA and General Electric Company dated June 30, 2000, as amended the First Amendment dated December 20, 2001 and Second Amendment dated January 29, 2003, and (c) the Master Purchase and Sale Agreement between General Electric Company and Duke Power Company dated January 26, 1990

EE. Selective Catalytic Reduction Catalyst Purchase Order and related contract terms and conditions, including (i) the Cormetech Purchase Order and (ii) to the extent incorporated in or related to the foregoing purchase order or the equipment procured thereby, the terms and conditions of the Master Purchase Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Selective Catalytic Reduction Catalysts dated July 16, 1999, between DENA and Cormetech, Inc., as amended by that certain First Amendment to Master Purchase Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Selective Catalytic Reduction Catalysts dated December 20, 1999, Second Amendment to Agreement dated August 25, 2000, Amendment 3 to Master Purchase Agreement and Special Terms and Conditions SCR Catalysts dated April 30, 2001, and Amendment 4 to Master Purchase Agreement and Special Terms and Conditions SCR Catalysts dated June 26, 2002, together with any other agreement contemplated by the Cormetech Consent

FF. Contract No. 70883-4-K001, dated as of November 16, 2002, between Duke Energy North America, LLC, acting through Duke/Fluor Daniel, and The Stellar Group for turbine inlet chiller design/fabrication/supply

GG. Air Cooled Condenser purchase orders and related contract terms and conditions, including (i) Contract No. 708833-4-K002, dated effective as of March 16, 2001, by and between GEA Power Cooling Systems, Inc. and Duke/Fluor Daniel acting as agent of DENA (for the design, fabrication and supply of air cooled condensers), (ii) Contract No. 708833-4-K002C, dated effective as of March 16, 2001, by and between GEA Power Cooling Systems, Inc. and Fluor Constructors International, Inc. (for the installation of air cooled condensers), and (iii) the Bridging and Coordination Agreement, dated December 4, 2001, between Duke/Fluor Daniel acting as agent of DENA and Fluor Constructors International, Inc., on the one hand, and GEA Power Cooling Systems, Inc. on the other hand

HH. Purchase Order 70883-2-6001, dated as of July 2, 2001, issued by D/FD Equipment Company LLC to Alstom USA, Inc. for six GT1 generator step-up transformers (replaced August 7, 2001 to correctly identify the D/FD Equipment Company LLC entity as Duke/Fluor Daniel)

II. The contract entered into with the Initial Work contractor in accordance with Section 4.7 of the Agreement, if any.

                                   SCHEDULE II
                                PURCHASED ASSETS

PART A - MATERIALS AND EQUIPMENT

1. Four (4) General Electric model 7FA Combustion Turbines coupled with four (4) hydrogen cooled GE 7FH2 Generators (CTGs), plus auxiliary equipment and systems. The combustion turbine and auxiliaries are packaged for outdoor installation. Auxiliary systems for the combustion turbine package include:

         -    Lube Oil Systems with dual coolers and filters

         -    NOX Control System

         -    Inlet air filtration and silencing systems

         -    Chilled water inlet air cooling system

         -    Mark VI Control System

         -    Fire Protection and Detection Systems

         -    Compressor Water Wash System

         -    Starting Systems

         -    Combustion system

         -    Ignition system

         - Fuel gas system, including cleaning, treatment and heating system and controls

         -    Shaft turning system

         - Control module including turbine control and generator protection systems

         - All accessories required to make this system operational as contemplated by Sellers

The combustion turbines are natural gas fuel only with a Dry Low NO(X) combustion system.

2. Two (2) Stellar combustion turbine inlet air chiller systems to cool the air temperature at the inlet to the combustion turbine to 45 degrees F.

Each packaged system has six (6) vapor compression type electric centrifugal chillers paired in series and arranged in three (3) chiller modules. Each module is fully enclosed in a building that houses the control and electrical equipment associated with the chillers, cooling towers, and associated equipment.

Evaporative cooling towers provide the heat rejection for the chiller modules. A four (4) cell cooling tower for each paired compressor module is equipped with a belt driven single speed fan, drift eliminators, water pan heaters, and other accessories.

The modules also include six (6) primary chilled water pumps, four (4) secondary chilled water pumps, six (6) chiller cooling water pumps, and a chemical injection skid, and include lubrication systems, control systems, and all accessories required to make this system operational as contemplated by Sellers.

3. Four (4) Aalborg Heat Recovery Steam Generators (HRSGs) and accessories for each combustion turbine. Each HRSG is a three-pressure, reheat, natural circulation type with horizontal gas flow and vertical tubes. The HRSG gas path includes the economizer, evaporator, superheater, and reheater modules. Three (3) independent steam pressure sections are provided and are characterized as high pressure
(HP), intermediate pressure (IP), and low pressure (LP).

Each HRSG is equipped with access stairs, ladders and platform, and all accessories required to make this system operational as contemplated by Sellers.

4. Selective catalytic reduction (SCR) system for each HRSG, comprised of an SCR module, located downstream of the CO catalyst bed to control nitrogen oxides emission levels, and an ammonia storage and injection systems with sufficient SCR raw materials available for two blocks (four HRSGs). SCR raw materials are not subject to the Missing Material Deductible.

5. Four (4) HRSG natural gas duct burner systems.

6. Two (2) General Electric Steam Turbine Generators (STGs) with accessories and auxiliary systems. Each steam turbine is a 3600 rpm, reheat, double flow, down exhaust type turbine with a hydrogen cooled generator. The generator core and rotor are similar to the 7FH2 combustion turbine generator. Auxiliary systems include:

         - Combined inlet stop and control valves, combined reheat valves, low pressure admission valves, and valving for cascade by-pass

         -    Lube Oil Systems with dual coolers and full flow filters

         -    Hydraulic oil system

         -    Turning gear

         -    Mark VI Control System

         -    Seal steam system

         -    Generator excitation system

         - All accessories required to make this system operational as contemplated by Sellers.

7. Two (2) GEA Air-Cooled Condensers (ACC) with 50 fan cells per unit arranged in 10 rows in an A-frame configuration mounted on top of a steel structure including the steam ducting from the STG to the ACC. The fans are equipped with two speed motors with dual ratings of 50 hp and 200 hp to provide operational flexibility. The ACC also includes duct heaters, condensate storage tank and pumps, air removal system, bundle cleaning system, and related systems.

8. Main Steam System and STG By-pass Steam System.

9. Boiler feedwater systems, including eight (8) KSB 100% capacity, 3600 rpm motor driven, horizontal ring section type boiler feedwater pumps (BFP), and all accessories required to make this system operational as contemplated by Sellers. Two (2) BFPs are provided for each HRSG.

10. Condensate tank and pump systems, including four (4) Flowserve, 100% capacity, vertical condensate pumps with two pumps per block, and all accessories required to make this system operational as contemplated by Sellers. The pumps are motor driven at 1800 rpm.

11. Two (2) Closed Loop Auxiliary Cooling Systems with two (2) 100% horizontal pumps per system. Each cooling system includes a 100% GEA Fin-Fan Air Cooler and a 100% Niagra Blower Wet Surface Air Cooler (WSAC) with two (2) spray water pumps. Each system includes an expansion tank, piping, valves, and instrumentation.

12. The materials and equipment for the Natural Gas Supply System including the metering station and one (1) Gas Regulating Station including dual pressure control valves, and dual pressure monitor valves, a low-flow run consisting of a single pressure control and single monitor regulator and associated piping and valves, one (1) 11MMBtu Heater including a 2-inch gas feeder meter and associated piping and valves, and one (1) electronic flow measurement and telemetry building and equipment, including on-line chromatography, and associated transmitters and communications equipment and instrumentation.

13. Boiler Feedwater Treatment System with one mixed-bed polisher, two 100% Demineralized Water Pumps, one Demineralized Water Storage Tank and interconnecting piping and valves.

14. Boiler blowdown and sampling systems. and tanks

15. Chemical Feed System for Boiler Feedwater, including one 100% polyphosphate injection pump/tank, one 100% oxygen scavenger injection pump/tank, one 100% amine injection pump/tank, chemical storage facilities, piping, valves, and appurtenances.

16. Auxiliary boiler system, including two (2) 750 HP, natural gas fired Auxiliary Boilers providing 150 psig steam for startup and auxiliary steam users and supplied with feed pumps, combustion air fans, deaerator, and chemical feed systems.

17. Two (2) on-site Water Wells with pumps.

18. Generator Electrical System including six main step-up transformers, six (6) 18 kV Generator Circuit Breakers and associated 18 kV Isolated Phase Bus Ducts, Six (6) 500kV, power circuit breakers.

19. One Auxiliary Electrical System per block including 100% Unit Auxiliary Transformer, 4,160V Switchgear, 480V Switchgear, 4,160V-480V Station Service Transformers, 480V MCCs and 125V AC System.

20. One 120V AC Uninterruptible Power Supply (UPS) per block, including static inverter, static transfer switch, alternate source transformer, manual make-before-break bypass switch, two AC circuit breakers (alternate input and bypass source), one DC circuit breaker with shunt trip, vital 120 V AC distribution panel with fused disconnects or breakers and controls, indicating lights, meters and alarm to control the UPS.

21. 125 Volt DC Power System per block.

22. Two emergency diesel generators and related auxiliary systems necessary for installation at and interconnection to the Facility.

23. Continuous Emission Monitoring System for each HRSG stack.

24. Plant Control System including Distributed Control System.

25. Plant/Instrument Air System including two I-R 100% capacity, air cooled, single stage, oil lubricated rotary screw type air compressors, instrument panel, lubrication system, aftercooler, moisture separator, intake filter-silencer, air/oil separator system and an unloading valve, one full capacity air receiver, two full capacity, dual tower, heaterless type desiccant air dryers, two full capacity prefilters, two full capacity after filters and associated header and distribution piping and valves.

26. Plant Water Systems equipment.

27. Plant Fire Protection System.

NOTE:

1. Material and equipment arising from engineering after closing is to be excluded.

2. Bulk materials and consumables are to be excluded.

PART B - FACILITY BOOKS AND RECORDS EXCEPTIONS

1.       Commercial Terms & Pricing contained in:

         -        Purchase Orders received from Sellers

         -        Contracts with Sellers

2.       Personnel Records

         -        Pay Data

         -        Social Security Numbers

         -        Medical Info

         -        Etc.

3.       Monthly D/FD Internal Project Status Reports

4.       ALL Project Control Files

5.       ALL Estimating Files

6.       ALL Project Management Files

7.       Risk Review/Analysis Information

8.       Backcharge Data

9.       Global Sourcing & Supply Reference Material

10.      Execution Plans

         -        Project

         -        Construction

         -        Commissioning

         -        Business

         -        Etc.

11.      Detailed Safety Records

12.      Tool Box Safety Meeting Agenda/Minutes

13.      Lessons Learned

14.      Labor Agreements

15.      Procedures Manuals

         -        Site

         -        Commissioning

         -        Project Construction

         -        Etc.

16.      Manpower Breakdown Data

17.      Temporary Facilities/Methods & Site Data

18.      Insurance Information

19.      Injury Reports/First Aid Treatment/Substance Abuse Reports

20.      Supervisor Investigation Reports

21.      ALL Training Data

22.      ALL Legal Data that constitutes attorney-client privilege

23.      ALL Accounts Payable Files

24.      ALL Audit Files ALL Project Finance Data

25.      Accounting Job Reports (Timberline/Month End)

26.      Labor Reports

                                  SCHEDULE III
                    EXCLUDED ASSETS AND EXCLUDED LIABILITIES

                                 EXCLUDED ASSETS

1. The Excluded Assets shall include the following:

         (a) All trade names, trademarks, service marks or logos owned by Sellers or their Affiliates including all of Sellers' right, title and interest in, to and under the names "Duke Energy Moapa," "Duke Energy," "Duke Energy North America" or "Duke" or any related or similar trade names, trademarks, service marks or logos;

         (b) All cash, bank deposits, treasury bills and other cash equivalents, other than Sellers' rights in and to the Trust Accounts referred to in Section
2.2.4 of the Agreement;

         (c) All certificates of deposit, shares of stock, securities, evidences of indebtedness, interest in joint ventures, partnerships, limited liability companies and other entities; and

         (d) All refunds or credits, if any, of Taxes due to or from Duke Moapa with respect to the period prior to the Closing Date.

         (e) All refunds or credits, if any, payable under the EPTI Contracts (subject to Section 2.6.4 of the Agreement) and any agreements with Cormetech, Inc., General Electric Company, GEA Power Cooling Systems, Inc., Alsthom USA, Inc. and The Stellar Group; provided, however, that any such refunds or credits have not been paid in consideration for a reduction in warranties, guaranties or other obligations provided under such agreements (other than the EPTI Contracts), in which case such refunds or credits shall be paid to Purchaser.

         (f) Claims under any policies of insurance arising out of and relating to events or periods prior to the Closing Date provided that any loss arising from such events or periods shall be remedied.

         (g) Real-Time Performance and Cost Monitoring (RTPCM) software and copies thereof (DENA proprietary system).

         (h) Maximo (MRO Software) software and copies thereof.

         (i) LotusNotes software and copies thereof.

         (j) Enterprise Supply Chain - Purchasing and Inventory (PeopleSoft) software and copies thereof.

         (k) Generation Plant Management System (GPMS; TruTime Device) software and copies thereof (DENA proprietary system).

         (l) Plant Information archival database (OSI Soft) software and copies thereof.

         (m) Electronic Document Management - Panagon Library (FileNet) software and copies thereof.

         (n) Engineering Monitoring and Analysis (PMAX) software and copies thereof.

         (o) Safety Tagging (Taglink) software and copies thereof.

         (p) Knowledge and Incidents Tracking System (KIT) software and copies thereof (DENA proprietary system).

         (q) Web Gas Turbine Performance (Web GTP) software and copies thereof.

         (r) Environmental Health and Safety Compliance Toll software and copies thereof (DENA proprietary system).

         (s) Peoplesoft software and copies thereof.

         (t) Acrobat Reader software and copies thereof.

         (u) McAfee Antivirus software and copies thereof.

         (v) Microsoft software and copies thereof.

         (w) WinZip software and copies thereof.

         (x) Trend Micro software and copies thereof.

                              EXCLUDED LIABILITIES

1. All Liabilities and obligations of Duke Moapa or its Affiliates arising under those Facility Agreements that are not Assumed Agreements.

2. All Liabilities and obligations of Duke Moapa or its Affiliates arising prior to Closing under the Assumed Agreements other than the DETM Transmission Services Agreement, the Interconnection Agreement and the Fault Current Upgrade MOUs but subject to Sections 2.2.4 and 2.5 of this Agreement

                                   SCHEDULE IV
                          SELLERS' DISCLOSURE SCHEDULE

SECTION 1.1.1 - PERMITTED LIENS

1. All matters listed as Permitted Title Exceptions in the Grant, Bargain and Sale Deed from Kerr-McGee Chemical LLC to Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20010928, Document No. 02043, Official Records of Clark County, Nevada on September 28, 2001.

2. Non-exclusive Drainage Easement as set forth in the Grant, Bargain and Sale Deed from Kerr-McGee Chemical LLC to Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20010928, Document No. 02043, Official Records of Clark County, Nevada on September 28, 2001.

3. Parcel Map dated August 27, 2001 recorded in File 101, Page No. 16 of Parcel Maps and in Book 20010827, Document No. 02583, Official Records of Clark County, Nevada, as amended by Certificate of Amendment dated September 16, 2001 recorded in Book 20010920, Document No. 00997, Official Records of Clark County, Nevada on September 20, 2001.

4. Memorandum of Understanding between the Bureau of Land Management and Duke Energy Moapa, LLC dated April 29, 2002 (procedures for performing environmental compliance on Federally managed lands).

5. The matters shown on Schedule B - Part II of that certain Commitment for Title Insurance No. 04125014 issued by Chicago Title Insurance Company and having an effective date of May 10, 2004 (as to the Ground Lease).

6. SECTION 3.1 - SELLERS' KNOWLEDGE

1. Madeline Coblenz

2. Stuart Zisman

3. Andrew H. McNeil

4. Phillip Grigsby

5. Paul X. English, III

6. Bob Moroney

7. David A. Gillespie

8. Gretchen Schott

9. Craig Bressan

10. Christopher Sterling

11. Beck Mayberry

12. Bradley K. Porlier

13. C. Gregory Harper

14. James Pruett

15. Andy Hamilton

16. Daniel Barpal

17. Thomas Shields

18. Tommy Lee

SECTION 3.1.4 - SELLERS' DISCLOSED LIABILITIES

1. Sellers note all of the exceptions to their representations and warranties disclosed in the other sections of this Sellers' Disclosure Schedule.

2. Sellers note that, due to the cessation of construction and the lay-up of the Facility, Sellers believe that, except as may be provided in the GE Consent, any claims Purchaser may have under the agreements with General Electric Company, Cormetech, Inc., The Stellar Group and EPTI listed in Section 3.1.14 of this Sellers' Disclosure Schedule (to the extent related to the Facility) for the provision of equipment or services by the other parties to those agreements under agreements beyond those performed through December 31, 2002 or on-going lay-up related services or warranty work since December 31, 2002 may not be valid. Sellers also note that Erie Power Technologies, Inc. is in bankruptcy proceedings and may lawfully reject any such claims of Purchaser.

3. The U.S. Environmental Protection Agency has petitioned the Clark County Air Board to assess a potential change in status of the area in which the Facility is located from attainment to non-attainment for purposes of the Clean Air Act and rules and regulations promulgated thereunder. Although this change in status would not have an adverse effect on the Air Permit identified as item 1 of
Section 3.1.15 Part A, if the change in status occurs it may have a significant impact on Purchaser's ability in the future to modify the Facility or to otherwise obtain modifications to such Air Permit.

4. Under the Amendment to Facilities Agreement between Kern River Gas Transmission Company and Duke Energy Moapa, LLC dated January 16, 2003, the parties must enter into an Amendment (including pricing) in order for Kern River Transmission Company to remobilize and complete the facilities that are the subject of the Amendment.

Sellers do not believe that any of the foregoing items 1-4 could reasonably be expected to have a Material Adverse Effect.

SECTION 3.1.6 - APPROVALS AND FILINGS

1. All notices and filings referred to in Section 3.1.15 Part A.

2. DETM will be required to report the assignment of the DETM Transmission Services Agreement to FERC.

SECTION 3.1.8 - LEGAL PROCEEDINGS

1. NPC, Docket ER04-816 (Second proposed change to NPC OATT Section 17.7)

2. NPC, Docket ER03-1328 (NPC transmission rate case)

3. VEAC, Docket ER04-424 (VEA/Diamond IA)

4. NPC, Docket EL03-229 (Mirant credit complaint)

5. NPC, Docket TX04-2 (NPC Section 211 filing)

6. NPC, Docket ER02-2329 (MOU between NPC and Reliant - Duke Moapa intervened)

7. NPC, Docket ER02-1913 (NPC - GenWest IA - Duke Moapa intervened)

8. NPC, Docket ER04-877 (NPC proposed amendment to DETM TSA tariff amendment)

Sellers note that it is possible that the transmission upgrade contributions that may ultimately be required to be made by the owner of the Facility pursuant to Dockets ER04-152, TX03-1, ER02-1741, ER62-1742 and ER02-2344 may
significantly exceed those currently expected by Sellers or Purchaser and disclosed in discussions between Sellers and Purchaser.

SECTION 3.1.9 - COMPLIANCE WITH LAWS

Duke Moapa has received letters from the Clark County Fire Department dated February 20, 2003, May 12, 2004, and May 25, 2004 requiring Duke Moapa to take certain actions to comply with such department's interpretations of applicable Laws.

SECTION 3.1.11 - REAL PROPERTY

PART A - REAL PROPERTY DESCRIPTION

1. Property conveyed by Grant, Bargain and Sale Deed from Kerr-McGee Chemical LLC to Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20010928, Document No. 02043 of the Official Records of Clark County, Nevada on September 28, 2001, being more particularly described as follows:

         The Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of
         Section 15, Government Lot Three (3), and that portion of the East Half (E1/2) of the Northeast Quarter (NE 1/4) of Section 15, Township 18 South, Range 63 East, M.D.M., Clark County, Nevada, more particularly described as follows:

         Being all of Parcel 1 as shown on the map thereof in File 101 of Parcel Maps, Page 16 Official Records, Clark County, Nevada, further described as follows:

                  Beginning at the Southeast Corner of the Northeast Quarter (NE1/4) of said Section 15; Thence along the East line of said Section 15, South 00(degree)20'54" East, 1320.60 feet; Thence continuing along said East line, South 00(degree)20'30" East, 17.48 Feet to a point on the Northwesterly boundary of a transportation and utility corridor Reservation Number N52787; Thence departing said East line and along said Northwesterly boundary, South 58(degree)50'17" West, 1536.92 Feet; Thence departing said Northwesterly boundary, North 00(degree)21'05" West, 2122.78 Feet; Thence North 00(degree)21'35" West, 1569.27 Feet; Thence North 89(degree)31'34" East, 1320.03 Feet to a point on the aforementioned East line of Section 15; Thence along said East line, South 00(degree)21'43" East, 1569.57 Feet to the Point of Beginning.

                  Said parcel contains approximately 100.00 acres.

                  BASIS OF BEARING

                  North based upon National Geodetic Survey, North American Datum - NAD83 (1999) High Accuracy Reference Network (HARN) Station "J-171", "Moapa La Place" and "K-173".

2. Easement granted in Easement Agreement between Kerr-McGee Chemical LLC and Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20011001, Document No. 00069 of the Official Records of Clark County, Nevada on October 1, 2001, being more particularly described as follows:

                  An ingress/egress easement situate the Southeast Quarter (se1/4) of Section 10 and the Northeast Quarter (ne1/4) of Section 15, Township 18 South, Range 63 East, m.d.m., Clark County, Nevada, being
         100.00 feet wide, 50.00 feet each side of the following described centerline:

                  Commencing at the Northeast Corner of said Southeast Quarter (se1/4) of Section 10; thence along the North line thereof, South
         89 degrees 32'24" West, 430.00 feet to the point of beginning; thence leaving said North line, South 00 degrees 03'46" West, 1948.38 feet; thence South 60 degrees 22'05" East, 310.12 feet to the beginning of a tangent curve; thence along a curve concave Southwesterly, having a radius of 250.00 feet, along said curve to the right through a central angle of 60 degrees 01'36", an arc length of 261.92 feet; thence South 00 degrees 20'29" East, 320.42 feet to a point of intersection with the Section line lying between aforesaid Sections 10 and 15; thence, paralleling the East Section line of said Section 15 at a distance of
         50.00 feet West thereof, South 00 degrees 21'43" East, 1071.04 feet to the end point. Extending and shortening the side lines so as to begin at the North line of said Southeast Quarter (se1/4) of Section 10, to intersect at all angle and curve points, and to end at the North line of Parcel 1 as shown upon a map thereof recorded in File 101, of Parcel Maps, Page 16, Official Records, Clark County, Nevada.

                  BASIS OF BEARING

                  North based upon National Geodetic Survey, North American Datum - nad83(1999) High Accuracy Reference Network (harn) Station "J-171", "Moapa La Place" and "K-173".

3. Sublicense Agreement between Kerr-McGee Chemical LLC and Duke Energy Moapa, LLC dated September 27, 2001, recorded in Book 20011001, Document No. 00070 of the Official Records of Clark County, Nevada on October 1, 2001 granting to Duke Energy Moapa, LLC a sublicense to use a portion of a Right-of-Way granted by Clark County, Nevada to Kerr-McGee Chemical LLC located in Section 10, Township 18 South, Range 63 East.

4. Apex Industrial Park Ground Lease between Industrial Properties Development, Inc. and Duke Energy Moapa, LLC dated October 31, 2002, the Leased Premises being more particularly described as follows:

                  A parcel of land situated in a portion of the Northwest Quarter (NW 1/4) of Section 14, Township 18 South, Range 63 East, M.D.M., Clark County, Nevada, more particularly described as follows:

                  Commencing at the Northwest corner of the Northwest Quarter (NW 1/4) of said Section 14; Thence along the West line thereof, South 00 degrees 21'43" East,

         1757.48 feet to the Point of Beginning; Thence leaving said West line, North 89 degrees 34'23" East, 399.81 feet; Thence North 72 degrees 52'26" East, 417.61 feet; Thence North 89 degrees 34'23" East, 400.00 feet; Thence North 82 degrees 26'53" East, 604.67 feet; Thence North 00 degrees 25'37" West, 647.33 feet; Thence North 89 degrees 34'23" East,
         842.21 feet to a point on the East line of the aforementioned Northwest Quarter (NW 1/4); Thence along said East line, South 00 degrees 20'07" East, 793.90 feet to a point on Northerly line of BLM Reservation N-52787; Thence leaving said East line and along said Northerly line, South 58 degrees 51'02" West; 447.13 feet; Thence continuing along said Northerly line, South 89 degrees 34'23" West, 2256.56 feet to a point on the aforementioned West line of the Northwest Quarter (NW 1/4); Thence leaving said Northerly line and along said West line, North 00 degrees 21'43" West, 180.00 feet to the Point of Beginning.

                  Said parcel contains 30.00 acres more or less.

5. Right-of-Way Grant Serial No. N-73754 issued by the Bureau of Land Management to Duke Energy Moapa, LLC dated April 29, 2002 (142 acres), being more particularly described as follows:

         500 kV POWERLINE AND ACCESS ROADS, BLM CASE FILE NUMBER N-73754
         T. 17 S. R. 63 E.,
         Sec. 35, Lots 2, 3, and 4, NE1/4SW1/4.
         T. 18 S., R. 63 E.,
         Sec. 1, SW1/4 NW1/4, SW1/4, SW1/4 SE1/4;
         Sec. 2, Lots 1 and 2, SE1/4 NE1/4;
         Sec. 12, NEl/4, S1/2, SW1/4, W1/2, SE1/4;
         Sec. 13, Lots 8 and 16, NW1/4 NE1/4, N1/2 NW1/4, SW1/4 NW1/4;
         Sec. 14, Lots 9, 10, 13, 14, 16, 17, 19, 21, 23, and 25;
         Sec. 15, Lot 4.

6. Right-of-Way Grant Serial No. N-75734 issued by the Bureau of Land Management to Duke Energy Moapa, LLC dated April 29, 2002 (6.65 acres), being more particularly described as follows:

         FIBEROPTIC LINE, BLM CASE FILE NUMBER N-75734
         T. 17 S., R. 63 E.,
         Sec. 35, Lots 2, 3, and 4, NE1/4SW1/4.
         T. 18 S., R. 63 E.,
         Sec. 1, SW1/4 NWl/4, SW1/4, SW1/4 SE1/4;
         Sec. 2, Lots 1 and 2, SE1/4 NE1/4;
         Sec. 12, NE1/4, S1/2, SWl/4, Wl/2, SE1/4;
         Sec. 13, Lots 8 and 16, NW1/4 NE1/4, N1/2 NWl/4, SWl/4 NWl/4;
         Sec. 14, Lots 9, 10, 13, 14, 16, 17, 19, 21, 23, and 25;
         Sec. 15, Lot 4.

PART B - EXCEPTIONS

Duke Moapa has received letters from the Clark County Fire Department dated February 20, 2003, May 12, 2004, and May 25, 2004 requiring Duke Moapa to take certain actions to comply with such department's interpretations of applicable Laws.

PART C - GOVERNMENTAL COMMITMENTS

1. Right-of-Way Grant Serial No. N-73754 issued by the Bureau of Land Management to Duke Energy Moapa, LLC dated April 29, 2002.

2. Right-of-Way Grant Serial No. N-75734 issued by the Bureau of Land Management to Duke Energy Moapa, LLC dated April 29, 2002.

3. Cost Reimbursement Agreement between Duke Energy North America, LLC and the Bureau of Land Management, Right-of-Way Serial Number N-73754, Cost Recovery Number 5101-F322, dated January 10, 2001

4. Memorandum of Understanding between the Bureau of Land Management and Duke Energy Moapa, LLC dated April 29, 2002

5. Escrow Agreement between the Bureau of Land Management and Duke Energy Moapa, LLC dated April 25, 2002

SECTION 3.1.13 - CONDITION OF MATERIALS AND EQUIPMENT

1. Sellers have sold the following assets useful in connection with the
Facility:

         a. Water Rights for 75 acre-feet under Permit 24582 (Certificate 7673)

         b. Two (2) mobile construction generators

         c. Miscellaneous computer equipment

2. The Materials and Equipment furnished by General Electric Company are subject to the Technical Information Letters (TILs) attached hereto as Annex 1 and those issued by General Electric Company after the Effective Date and prior to Closing.

3. The following equipment was defective or damaged, was repaired offsite to remove the defect or repair the damage and was returned to the Real Property:
(i) a transformer bushing, (ii) a boiler feed pump and (ii) transformers for battery chargers contained in gas turbine access modules.

4. There are and have been limited air-conditioned storage facilities used at the Site.

5. The following consultants were consulted regarding the lay-up and maintenance of the Materials and Equipment:

         a. Duke/Fluor Daniel

         b. Sterling Energy

ANNEX 1 TO SECTION 3.1.13 - TECHNICAL INFORMATION LETTERS

                       MOAPA GE-TILS PER OUTAGE OPTIMIZER

                                                                               Tech
  TIL#                     TIL Description                Equipment S/N     Description    Class Description    Issue Date
--------      -----------------------------------------   -------------   ---------------  ------------------   ----------
1330-2        COLLECTOR SOUND INSULATION                     290T516      Generator Steam   Routine for Next     4/18/2002
                                                                                                 Outage

1343-2        EX2000 DOOR LATCH / TRANSFORMER                290T516      Generator Steam   Routine for Next     6/14/2002
              INTERFERENCE                                                                       Outage

1362-1        MARK VI CONTROLLER FAILURE PROTECTIVE          270T515        Large Steam    Important for Next   10/11/2002
              ACTION                                                                        Outage/Campaign

1362-1R1      MARK VI CONTROLLER FAILURE PROTECTIVE          270T515        Large Steam    Important for Next   10/18/2002
              ACTION                                                                        Outage/Campaign

1366-2        LOW-LEVEL CABLES IN MARK VI SPEEDTRONIC?       270T515        Large Steam     Routine for Next    10/22/2002
              TURBINE CONTROL                                                                    Outage

1395-3R1      COUPLING GUARD INSULATION REMOVAL (STG)        290T516      Generator Steam   Routine for Next     5/1/2003
                                                                                                 Outage

1398-2        INSPECTION OF STATOR END WINDING AXIAL         290T516      Generator Steam   Routine for Next     3/18/2003
              SUPPORT SYSTEM HARDWARE                                                            Outage

1405-1        STM BYPASS OP DURING S/U & LOADING OF CC       270T516        Large Steam         Optional         4/4/2003
              STM TURBINES

1406-1        STEAM TURBINE TEMPERATURE MATCHING             270T516        Large Steam         Optional         4/4/2003
              REQUIREMENTS

1455-2        ATMOSPHERE RELIEF DIAPHRAGM CORROSION          270T516        Large Steam     Routine for Next     3/31/2004
                                                                                                 Outage

1323-3R1      ISOLATING INNER ON-LINE WATER WASH SYSTEM       297759          HD Gas       Important for Next    1/9/2003
              NOZZLE MANIFOLD FOR F-CLASS UNTIS                                             Outage/Campaign

1345-2        7FA+E ROTOR STARTUP/OVERSPEED REVISION          297759          HD Gas        Routine for Next     6/14/2002
                                                                                                 Outage

1348-2        MS7FA+E START TIMES FOR UNITS EQUIPPED          297759          HD Gas        Routine for Next     6/18/2002
              WITH DLN 2.6 COMBUSTION                                                            Outage

1357-2        EXHAUST THERMOCOUPLE INSTALLATION               297759          HD Gas        Routine for Next     7/15/2002
              RECOMMENDATIONS AND UPGRADE                                                        Outage

1362-1        MARK VI CONTROLLER FAILURE PROTECTIVE           297759          HD Gas       Important for Next   10/11/2002
              ACTION                                                                        Outage/Campaign

1370-2        ACCESSORY MODULE HAZARDOUS GAS DETECTOR         297759          HD Gas        Routine for Next     11/6/2002
              ORIENTATION                                                                        Outage

1375-2        MARK VI VCMI FIRMWARE UPGRADE - TRIPLE         270T515        Large Steam     Routine for Next    11/13/2002
              MODULAR REDUNDANT                                                                  Outage

1405-1        STM BYPASS OP DURING S/U & LOADING OF CC       270T515        Large Steam         Optional         4/4/2003
              STM TURBINES

1406-1        STEAM TURBINE TEMPERATURE MATCHING             270T515        Large Steam         Optional         4/4/2003
              REQUIREMENTS

1455-2        ATMOSPHERE RELIEF DIAPHRAGM CORROSION          270T515        Large Steam     Routine for Next     3/31/2004
                                                                                                 Outage

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297759          HD Gas        Routine for Next     1/9/2003
                                                                                                 Outage

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297759          HD Gas                             1/9/2003

1345-2        7FA+E ROTOR STARTUP/OVERSPEED REVISION          297758          HD Gas        Routine for Next     6/14/2002
                                                                                                 Outage

1348-2        MS7FA+E START TIMES FOR UNITS EQUIPPED          297758          HD Gas        Routine for Next     6/18/2002
              WITH DLN 2.6 COMBUSTION                                                            Outage

1357-2        EXHAUST THERMOCOUPLE INSTALLATION               297758          HD Gas        Routine for Next     7/15/2002
              RECOMMENDATIONS AND UPGRADE                                                        Outage

1362-1        MARK VI CONTROLLER FAILURE PROTECTIVE           297758          HD Gas       Important for Next   10/11/2002
              ACTION                                                                        Outage/Campaign

1365-2        AIR PROCESSING UNIT (APU) FREEZING              297758          HD Gas        Routine for Next    10/21/2002
                                                                                                 Outage

1438-2        7241 S17 DISTRESS UPDATE AND SHORT-TERM         297759          HD Gas        Routine for Next    10/20/2003
              MITIGATION                                                                         Outage

1456-2        LUBRICATION PUMP MAINTENANCE PRACTICES          297759          HD Gas        Routine for Next     3/31/2004
                                                                                                 Outage

1460-2        7FA, 9FA, 7FB, AND 9H GAS TURBINE               297759          HD Gas       Important for Next    4/1/2004
              ENCLOSURE CRANES (MLI-1648) RE-GREASING /                                     Outage/Campaign
              STORAGE R

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297758          HD Gas        Routine for Next     1/9/2003
                                                                                                 Outage

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297758          HD Gas                             1/9/2003

1323-3R1      ISOLATING INNER ON-LINE WATER WASH SYSTEM       297758          HD Gas       Important for Next    1/9/2003
              NOZZLE MANIFOLD FOR F-CLASS UNTIS                                             Outage/Campaign

1334-1        INSPECTION AND REPLACEMENT OF 7231 AND          297757          HD Gas       Important for Next    5/2/2002
              7241 STAGE-TWO BUCKETS                                                        Outage/Campaign

1345-2        7FA+E ROTOR STARTUP/OVERSPEED REVISION          297757          HD Gas        Routine for Next     6/14/2002
                                                                                                 Outage

1348-2        MS7FA+E START TIMES FOR UNITS EQUIPPED          297757          HD Gas        Routine for Next     6/18/2002
              WITH DLN 2.6 COMBUSTION                                                            Outage

1370-2        ACCESSORY MODULE HAZARDOUS GAS DETECTOR         297758          HD Gas        Routine for Next     11/6/2002
              ORIENTATION                                                                        Outage

1438-2        7241 S17 DISTRESS UPDATE AND SHORT-TERM         297758          HD Gas        Routine for Next    10/20/2003
              MITIGATION                                                                         Outage

1456-2        LUBRICATION PUMP MAINTENANCE PRACTICES          297758          HD Gas        Routine for Next     3/31/2004
                                                                                                 Outage

1460-2        7FA, 9FA, 7FB, AND 9H GAS TURBINE               297758          HD Gas       Important for Next    4/1/2004
              ENCLOSURE CRANES (MLI-1648) RE-GREASING /                                     Outage/Campaign
              STORAGE R

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297757          HD Gas        Routine for Next     1/9/2003
                                                                                                 Outage

1323-3R1      ISOLATING INNER ON-LINE WATER WASH SYSTEM       297757          HD Gas       Important for Next    1/9/2003
              NOZZLE MANIFOLD FOR F-CLASS UNTIS                                             Outage/Campaign

1334-1R1      INSPECTION AND REPLACEMENT OF 7231 AND          297757          HD Gas       Important for Next    6/27/2002
              7241 STAGE-TWO BUCKETS                                                        Outage/Campaign

1334-1R2      INSPECTION AND REPLACEMENT OF 7231 AND          297757          HD Gas       Important for Next    9/20/2002
              7241 STAGE-TWO BUCKETS                                                        Outage/Campaign

1357-2        EXHAUST THERMOCOUPLE INSTALLATION               297757          HD Gas        Routine for Next     7/15/2002
              RECOMMENDATIONS AND UPGRADE                                                        Outage

1362-1        MARK VI CONTROLLER FAILURE PROTECTIVE           297757          HD Gas       Important for Next   10/11/2002
              ACTION                                                                        Outage/Campaign

1365-2        AIR PROCESSING UNIT (APU) FREEZING              297757          HD Gas        Routine for Next    10/21/2002
                                                                                                 Outage

1370-2        ACCESSORY MODULE HAZARDOUS GAS DETECTOR         297757          HD Gas        Routine for Next     11/6/2002
              ORIENTATION                                                                        Outage

1397-1        POTENTIAL COMBUSTION FORWARD CASING GAS         297757          HD Gas          Urgent/Alert       2/27/2003
              LEAKS

1438-2        7241 S17 DISTRESS UPDATE AND SHORT-TERM         297757          HD Gas        Routine for Next    10/20/2003
              MITIGATION                                                                         Outage

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297757          HD Gas                             1/9/2003

1334-1        INSPECTION AND REPLACEMENT OF 7231 AND          297756          HD Gas       Important for Next    5/2/2002
              7241 STAGE-TWO BUCKETS                                                        Outage/Campaign

1334-1R1      INSPECTION AND REPLACEMENT OF 7231 AND          297756          HD Gas       Important for Next    6/27/2002
              7241 STAGE-TWO BUCKETS                                                        Outage/Campaign

1334-1R2      INSPECTION AND REPLACEMENT OF 7231 AND          297756          HD Gas       Important for Next    9/20/2002
              7241 STAGE-TWO BUCKETS                                                        Outage/Campaign

1345-2        7FA+E ROTOR STARTUP/OVERSPEED REVISION          297756          HD Gas        Routine for Next     6/14/2002
                                                                                                 Outage

1348-2        MS7FA+E START TIMES FOR UNITS EQUIPPED          297756          HD Gas        Routine for Next     6/18/2002
              WITH DLN 2.6 COMBUSTION                                                            Outage

1357-2        EXHAUST THERMOCOUPLE INSTALLATION               297756          HD Gas        Routine for Next     7/15/2002
              RECOMMENDATIONS AND UPGRADE                                                        Outage

1362-1        MARK VI CONTROLLER FAILURE PROTECTIVE           297756          HD Gas       Important for Next   10/11/2002
              ACTION                                                                        Outage/Campaign

1456-2        LUBRICATION PUMP MAINTENANCE PRACTICES          297757          HD Gas        Routine for Next     3/31/2004
                                                                                                 Outage

1460-2        7FA, 9FA, 7FB, AND 9H GAS TURBINE               297757          HD Gas       Important for Next    4/1/2004
              ENCLOSURE CRANES (MLI-1648) RE-GREASING /                                     Outage/Campaign
              STORAGE R

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297756          HD Gas        Routine for Next     1/9/2003
                                                                                                 Outage

1303-1R3      COMPRESSOR ROTOR (R0) BLADE EROSION             297756          HD Gas                             1/9/2003

1323-3R1      ISOLATING INNER ON-LINE WATER WASH SYSTEM       297756          HD Gas       Important for Next    1/9/2003
              NOZZLE MANIFOLD FOR F-CLASS UNTIS                                             Outage/Campaign

1330-2        COLLECTOR SOUND INSULATION                     338X712       Generator Gas    Routine for Next     4/18/2002
                                                                                                 Outage

1335-1        7FH2 GENERATOR CAB AND GTE MODIFICATIONS       338X711       Generator Gas   Important for Next    5/16/2002
                                                                                            Outage/Campaign

1365-2        AIR PROCESSING UNIT (APU) FREEZING              297756          HD Gas        Routine for Next    10/21/2002
                                                                                                 Outage

1370-2        ACCESSORY MODULE HAZARDOUS GAS DETECTOR         297756          HD Gas        Routine for Next     11/6/2002
              ORIENTATION                                                                        Outage

1438-2        7241 S17 DISTRESS UPDATE AND SHORT-TERM         297756          HD Gas        Routine for Next    10/20/2003
              MITIGATION                                                                         Outage

1456-2        LUBRICATION PUMP MAINTENANCE PRACTICES          297756          HD Gas        Routine for Next     3/31/2004
                                                                                                 Outage

1460-2        7FA, 9FA, 7FB, AND 9H GAS TURBINE               297756          HD Gas       Important for Next    4/1/2004
              ENCLOSURE CRANES (MLI-1648) RE-GREASING /                                     Outage/Campaign
              STORAGE R

1319-1        MULTIPLE GAS TURBINE GENERATOR SETS WITH       338X710       Generator Gas      Urgent/Alert       3/12/2002
              A COMMON LCI

1319-1        MULTIPLE GAS TURBINE GENERATOR SETS WITH       338X709       Generator Gas      Urgent/Alert       3/12/2002
              A COMMON LCI

1330-2        COLLECTOR SOUND INSULATION                     338X710       Generator Gas    Routine for Next     4/18/2002
                                                                                                 Outage

1330-2        COLLECTOR SOUND INSULATION                     338X709       Generator Gas    Routine for Next     4/18/2002
                                                                                                 Outage

1330-2        COLLECTOR SOUND INSULATION                     338X711       Generator Gas    Routine for Next     4/18/2002
                                                                                                 Outage

1335-1        7FH2 GENERATOR CAB AND GTE MODIFICATIONS       338X710       Generator Gas   Important for Next    5/16/2002
                                                                                            Outage/Campaign

1335-1        7FH2 GENERATOR CAB AND GTE MODIFICATIONS       338X709       Generator Gas   Important for Next    5/16/2002
                                                                                            Outage/Campaign

1398-2        INSPECTION OF STATOR END WINDING AXIAL         338X709       Generator Gas    Routine for Next     3/18/2003
              SUPPORT SYSTEM HARDWARE                                                            Outage

1398-2        INSPECTION OF STATOR END WINDING AXIAL         338X710       Generator Gas    Routine for Next     3/18/2003
              SUPPORT SYSTEM HARDWARE                                                            Outage

1398-2        INSPECTION OF STATOR END WINDING AXIAL         338X711       Generator Gas    Routine for Next     3/18/2003
              SUPPORT SYSTEM HARDWARE                                                            Outage

1330-2        COLLECTOR SOUND INSULATION                     290T515      Generator Steam   Routine for Next     4/18/2002
                                                                                                 Outage

1343-2        EX2000 DOOR LATCH / TRANSFORMER                290T515      Generator Steam   Routine for Next     6/14/2002
              INTERFERENCE                                                                       Outage

1395-3R1      COUPLING GUARD INSULATION REMOVAL (STG)        290T515      Generator Steam   Routine for Next     5/1/2003
                                                                                                 Outage

1398-2        INSPECTION OF STATOR END WINDING AXIAL         290T515      Generator Steam   Routine for Next     3/18/2003
              SUPPORT SYSTEM HARDWARE                                                            Outage

SECTION 3.1.14 - FACILITY AGREEMENTS

         PART A - LIST OF FACILITY AGREEMENTS

         1. The Assumed Agreements listed on Schedule I.

         2. The following other agreements, copies of which have been provided to Purchaser

         1. Release of Surface Rights Waiver and Consent Agreement given by Nevada Power Company, Kern River Gas Transmission and Duke Energy Moapa, LLC to Chemical Lime Company dated December 20, 2001.

         2. Contract No. 03-DSR-11417 among the Western Area Power Administration, Nevada Power Company and Valley Electric Association, Inc. for Proposed Preliminary Design Work and Purchase of Equipment for the Temporary 230-kV Fault Duty Mitigation Configuration at Mead Substation, dated July 3, 2003.

         3. Letter of Understanding between Nevada Power Company and Duke Energy Moapa, LLC, GenWest, LLC, Las Vegas Cogeneration II, LLC, Mirant Las Vegas, LLC and Reliant Energy Bighorn, LLC dated August 2, 2003. (Filed in FERC Docket ER03-1218 on August 15, 2003 and accepted for filing on October 8, 2003.) ("LOU III")

         4. Letter dated June 10, 2003 from Duke Energy Trading and Marketing, L.L.C. to Nevada Power Company extending the commencement of service for one year.

         5. Master Agreement for the Purchase and Sale of Heat Recovery Steam Generators between Duke Energy North America, LLC and Aalborg Industries dated March 5, 2001.

         6. Letter dated August 7, 2002 from Duke Energy North America, LLC ("DENA") to Aalborg Industries, Inc. confirming that DENA has assigned its interest in certain equipment and services to Duke Energy Moapa, LLC.

         7. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated November 6, 2001 (ducts and casings, Aalborg Industries, Inc.).

         8. Contribution Agreement No. 2 between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated November 6, 2001 (structural steel, Aalborg Industries, Inc.).

         9. Contribution Agreement No. 3 between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated November 6, 2001 (tube bundles, Aalborg Industries, Inc.).

         10. Contribution Agreement No. 4 between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated November 6, 2001 (structural steel, Aalborg Industries, Inc.).

         11. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated January 2, 2002 (ducts and casings, HP drums, structural steel, large bore piping, Aalborg Industries,).

         12. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated January 2, 2002 (ducts and casings, HP drums, structural steel, large bore piping, Aalborg Industries, Inc.).

         13. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated February 1, 2002 (tube bundles and large bore piping, Aalborg Industries, Inc.).

         14. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated March 1, 2002 (large bore piping, Aalborg Industries, Inc.).

         15. Master Purchase Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Selective Catalytic Reduction Catalysts dated July 16, 1999, between DENA and Cormetech, Inc., as amended by that certain First Amendment to Master Purchase Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Selective Catalytic Reduction Catalysts dated December 20, 1999, Second Amendment to Agreement dated August 25, 2000, Amendment 3 to Master Purchase Agreement and Special Terms and Conditions SCR Catalysts dated April 30, 2001, and Amendment 4 to Master Purchase Agreement and Special Terms and Conditions SCR Catalysts dated June 26, 2002.

         16. Assignment and Assumption Agreement of Certain Rights and Obligations from Duke Energy North America, LLC to Duke Energy Moapa, LLC dated July 25, 2002 (SCR Catalyst).

         17. Master Purchase and Sale Agreement between General Electric Company and Duke Power Company dated January 26, 1990.

         18. Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between Duke Energy Global Asset Development, Inc. (now known as Duke Energy Americas, Inc.) and General Electric Company dated November 30, 1998

         19. Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between DENA and General Electric Company dated June 30, 2000, as amended the First Amendment dated December 20, 2001 and Second Amendment dated January 29, 2003.

         20. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated February 1, 2002 (steam turbine hoods, General Electric, acting through its GE Power Systems business).

         21. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated March 1, 2002 (steam turbine diaphragms, steam turbine LP rotor, steam turbine hoods, General Electric, acting through its GE Power Systems business).

         22. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated April 1, 2002 (gas turbine generator, steam turbine LP rotor, steam turbine diaphragms, steam turbine, gas turbine generators, steam turbine generator stator, gas turbine generator, General Electric, acting through its GE Power Systems business).

         23. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated May 1, 2002 (steam turbine HP/IP unit, gas turbine units, steam turbine generators, General Electric, acting through its GE Power Systems business).

         24. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated June 3, 2002 (gas turbine units, steam turbine generator, General Electric, acting through its GE Power Systems business).

         25. Assignment and Assumption of Certain Rights and Obligations from Duke Energy North America, LLC to Duke Energy Moapa, LLC dated December 21, 2001.

         26. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated January 2, 2002 (motors and tube bundles, GEA Power Coolings Systems, Inc.).

         27. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated January 2, 2002 (motors, tube bundles, gear boxes, GEA Power Cooling Systems, Inc.).

         28. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated February 1, 2002 (fans, tube bundles, motors, GEA Power Cooling Systems, Inc.).

         29. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated February 1, 2002 (motors, fans, tube bundles, GEA Power Cooling Systems, Inc.).

         30. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated March 1, 2002 (fans, gear boxes. GEA Power Cooling Systems, Inc.).

         31. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated March 1, 2002 (gear boxes, motors, GEA Power Cooling Systems, Inc.).

         32. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated April 1, 2002 (fans, GEA Power Cooling Systems, Inc.).

         33. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated May 1, 2002 (fans, GEA Power Cooling Systems, Inc.).

         34. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated June 1, 2002 (tube bundles, GEA Power Cooling Systems, Inc.).

         35. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated August 1, 2002 (tube bundles, GEA Power Cooling Systems, Inc.)

         36. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated September 1, 2002 (tube bundles, GEA Power Cooling Systems, Inc. ).

         37. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated October 1, 2002 (tube bundles, GEA Power Cooling Systems, Inc.).

         38. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated March 1, 2002 (main generator step-up transformer, Alstom T&D, Inc.).

         39. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated June 3, 2002 (main step-up transformer, Alstom T&D, Inc.).

         40. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated July 1, 2002 (main generator step-up transformer, Alstom T&D, Inc.).

         41. Agency Agreement between Duke Energy North America, LLC and Duke/Fluor Daniel dated November 15, 2001

         42. Contribution Agreement between Duke Energy North America, LLC and Duke Energy Moapa, LLC dated September 1, 2002 (equipment for gas turbine inlet chillers, The Stellar Group).

         43. Reimbursement, Engineering Procurement and Construction Agreement between Texas Eastern Transmission, LP and Duke Energy Moapa, LLC dated February 22, 2002.

         44. Agreement for the Provision of Professional Services between POWER Engineers, Inc. and Duke Energy dated April 26, 2002 together with Amendment dated September 4, 2002.

         45. Long Term Service Agreement between General Electric International Inc. and Duke Energy Moapa, LLC dated March 31, 2002 (Moapa 1)

         46. Long Term Service Agreement between General Electric International Inc. and Duke Energy Moapa, LLC dated March 31, 2002 (Moapa 2)

         47. Global Amendment to the Long Term Service Agreements between Duke Energy Global Markets dated December 9, 2002

         48. Global Amendment No. 2 to the Long Term Service Agreements between Duke Energy Global Markets dated March 26, 2004

         49. Letter Agreement between Irby Construction and Duke Energy Moapa, LLC dated July 23, 2002 regarding completion of testing of transmission line.

         50. Contractor Services Agreement between Duke Energy Moapa, LLC and Lang Exploratory Drilling dated February 18, 2002.

         51. Letter Agreement dated March 2, 2004 between Duke Energy Moapa, LLC and Zachry Project Management and Consulting, LLC regarding project management activities.

         52. Project Management Agreement between Duke Energy Moapa, LLC and Zachry Project Management and Consulting, LLC dated March 15, 2004.

         53. Consulting Agreement between TMP Worldwide and Duke Energy Moapa, LLC dated July 2, 2002 (Project Controls)

         54. Limited Liability Company Agreement of Duke Energy Moapa, LLC dated April 10, 2000 as amended by First Amendment dated June 1, 2000 and Second Amendment dated April 3, 2003.

         55. Letter dated June 5, 2003 from Duke Energy Moapa, LLC to Nevada Power Company agreeing to authorize funding for project acceleration costs for Mead Substation.

         56. Letter dated July 15, 2003 from Western Area Power Administration to Nevada Power Company regarding procedures and funding for the fault duty mitigation at Mead Substation.

         57. Standby Letter of Credit No. SM206035W in the amount of $10,397,373 issued by Wachovia Bank, National Association on December 5, 2003 on behalf of Duke Energy Moapa, LLC for the benefit of Western Regional Required System Upgrades Trust Account and/or Nevada Power Company.

         58. Certificate of Reduction of Stated Amount dated March 5, 2004 from Nevada Power Company to Wachovia Bank, National Association reducing the amount of Standby Letter of Credit No. SM206035W by $990,213.

         59. Contract No. 03-DSR-11439 between the Western Area Power Administration and Nevada Power Company for Construction of the 230-kV Fault Duty Mitigation at Mead Substation, dated December 15, 2003.

         60. Chicago Title Insurance Company Owner's Policy No. 00124534-O in the amount of $206,000,000.00 dated September 28, 2001 issued to Duke Energy Moapa, LLC, together with copies of title exception documents.

         61. Parcel Map dated August 27, 2001 recorded in File 101, Instrument No. 16 of Parcel Maps and Official Records Book 20010827, Document 02583 in the Real Property Records of Clark County, Nevada

         62. Certificate of Amendment dated September 16, 2001 to Parcel Map dated August 27, 2001 recorded in File 101, Instrument No. 16 of Parcel Maps and Official Records Book 20010827, Document 02583 in the Real Property Records of Clark County, Nevada

         63. Permit 24582 (Certificate 7673) issued on January 22, 2003 by the Nevada Division of Water Resources to Duke Energy Moapa, LLC as the current owner of record of 75 acre feet of water.

         64. Grant, Bargain and Sale Deed dated September 5, 2003, from Duke Energy Moapa, LLC to Frehner Construction Company, Inc. for 75 acre feet of water from Permit 24582 (Certificate
                  7673).

         65. Agreement between Western States Water, LLC and Duke Energy Moapa, LLC dated June 2, 2003.

         66. Grant, Bargain and Sale Deed (conveying water rights only) from Richie Clyne to Duke Energy Moapa, LLC dated November 19, 2001, recorded in Book 20011210, Instrument 00902 of the Real Property Records of Clark County, Nevada on December 10, 2001

         67. Land Patent granted by the United States of America to Clark County, Nevada dated July 31, 1989.

         68. Mineral Lease Purchase Notice dated January 10, 1991 from Kerr-McGee Chemical Corporation to the Clark County, Nevada Board of Commissioners

         69. Agreement between the Secretary of the Interior of the United States of America, Clark County, Nevada and KM Chemical Corporation regarding mitigation measures and conservation recommendations.

         70. Letter from GEA Power Cooling Systems, Inc. to Fluor Constructors dated September 25, 2002 regarding Moapa ACC Termination for Convenience (unsigned).

         71. Letter from Fluor Constructors to GEA Power Cooling Systems, Inc. dated September 26, 2002 regarding Notice of Termination of Further Performance of Work.

         72. Contract Modification 002 between GEA Power Cooling Systems, Inc. and Fluor Constructors, Inc. dated October 15, 2002.

         73. Letter dated November 27, 2002 from Energy Delivery Services, Inc. to Duke Energy Moapa, LLC regarding shutdown turnover package for 500 KV switchyard.

         74. Proposal and Construction Contract between Granite Construction Company and Duke Energy Moapa, LLC dated January 31, 2003 proposing the removal and installation of gated and missing fencing. (Performed)

         75. Consulting Agreement between RBF Consulting and Duke Energy Moapa, LLC dated May 10, 2002 together with additional work request dated July 16, 2002. (Equipping of raw water/fire flow wells. (Performed)

         76. Conditional Contract between Vision Building Systems, LLC and Duke Energy Moapa, LLC dated November 5, 2002. (Permit Package. Performed.)

         77. Conditional Contract between Vision Building Systems, LLC and Duke Energy Moapa, LLC dated November 7, 2002. (Cover-All Truss Building. Performed.)

         78. Letter Agreement for Consulting Services between Katz and Associates, Inc. and Duke Energy North America, LLC dated May 11, 2000. (Performed.)

         79. Purchase and Sales Agreement between Duke Energy [Moapa, LLC] and Peerless Chain Company dated December 3, 2003 (sale of two generators and related equipment).

         80. Heat Recovery Steam Generator Purchase Orders and related contract terms and conditions, including (i) Purchase Order No. 30236-A0 issued by Duke Moapa to Aalborg Industries, Inc. dated April 1, 2002, as amended by Purchase Change Order 30236-A1 dated January 29, 2003 and Purchase Change Order 30236-A2 dated August 26, 2003 (for balance of plant components), (ii) Purchase Order No. 30237-A0 issued by DENA to Aalborg Industries, Inc. dated April 1, 2002, as amended by Purchase Change Order 30237-A1 dated February 10, 2003 (for high pressure drums), (iii) Purchase Order No. 30238-A0 issued by DENA to Aalborg Industries, Inc. dated November 29, 2001, as amended by Purchase Change Order 30238-A1 dated April 1, 2002 and Purchase Change Order 30238-A2 dated February 10, 2003 (for tube bundles), (iv) Purchase Order No. 30239-A0 issued by DENA to Aalborg Industries, Inc. dated April 1, 2002, as amended by Purchase Change Order 30239-A1 dated February 10, 2003 (for large bore pipe), (v) Purchase Order No. 30240-A0 issued by DENA to Aalborg Industries, Inc. dated December 30, 2001, as amended by Purchase Change Order 30240-A1 dated February 10, 2002 and Purchase Change Order 30240-A2 dated February 10, 2003 (for structural steel) and
                  (vi) to the extent incorporated in or related to the foregoing purchase orders or the equipment procured thereby, the terms and conditions of the Master Agreement for the Purchase and Sale of Heat Recovery Steam Generators dated March 5, 2001, between DENA and Aalborg Industries, Inc.

         81. Purchase Orders 30372-A0 dated October 28, 2002 and 30410-A0 dated February 2, 2003 issued by DENA Asset Partners LP to GE International, Inc. for Field Engineering Services Lay-up of Moapa, Deming and Grays Harbor (which will expire as to the Facility as of the Closing Date)

         PART B - EXCEPTIONS

Sellers note that, due to the cessation of construction and the lay-up of the Facility, Sellers believe that, except as may be provided in the GE Consent, any claims Purchaser may have under the agreements with General Electric Company, Cormetech, Inc., The Stellar Group and EPTI listed in this Section 3.1.14 of Sellers' Disclosure Schedule (to the extent related to the Facility) for the provision of equipment or services by the other parties to those agreements under agreements beyond those performed through December 31, 2002 or on-going lay-up related services or warranty work since December 31, 2002 may not be valid. Sellers also note that Erie Power Technologies, Inc. is in bankruptcy proceedings and may lawfully reject any such claims of Purchaser.

SECTION 3.1.15 - PERMITS

PART A - TRANSFERRED PERMITS

1. Authority to Construct for an Electric Utility Facility (Source Identification Number A-1513, Modification #0) issued to Duke Energy Moapa, LLC by the Clark County, Nevada Health District on June 1, 2001, as modified by Modification #1 issued June 3, 2004.

Requirements for Transfer: Upon change in control or ownership of the facility, the Owner/Operator shall notify the succeeding Owner/Operator of the existence of the permit and its conditions by letter, a copy of which shall be forwarded to the Compliance Supervisor of the Air Quality Division of the Clark County Health District.

2. Authorization to Discharge to Evaporation Ponds issued to Duke Energy Moapa, LLC by the State of Nevada Division of Environmental Protection dated May 6, 2002 (Permit No. NEV2001517).

Requirements for Transfer: Upon change in control or ownership of the facility, the Permittee shall notify the succeeding owner or controller of the existence of the permit by letter, a copy of which shall be forwarded to the Department of Conservation and Natural Resources, Division of Environmental Protection. All transfers of permits shall be approved by the Division.

3. State of Nevada Division of Wildlife Industrial Artificial Pond Permit No. S21606 issued to Duke Energy Moapa, LLC dated February 1, 2002.

Requirements for Transfer: The Company [Duke Moapa] shall notify the Nevada Division of Wildlife within 30 working days of any changes in management or ownership of the company so that the permit may be appropriately modified if necessary.

4. Notice of Intent for continuation of coverage under the Stormwater General Permit (NVR100000) for the Moapa Energy Facility, submitted December 9, 2002, effective September 16, 2002 through September 15, 2007.

Requirements for Transfer: If control or ownership of the construction project changes, the Permittee shall notify the succeeding owner or controller of the existence of the permit by letter, a copy of which shall be forwarded to the Department of Conservation and Natural Resources, Division of Environmental Protection. To transfer permit coverage, the new owner or controller must submit a written request to the Division. All transfer of permits shall be approved by the Division.

5. Moapa Energy Facility Resource Conservation Recovery Act Hazardous EPA ID #NVR000076000.

Requirements for Transfer: Submit a RCRA Subtitle C Site Identification Form (EPA Form 8700-12) for Subsequent Notification of Regulated Waste Activity upon change of ownership of facility.

6. Nevada Hazardous Materials Storage Permit No. 51031-52275 issued to Moapa Energy Facility by Nevada State Fire Marshal dated March 1, 2004.

Requirements for Transfer: Changes in information or materials must be reported within 90 days

7. Plant Site Zoning Variance Reference No. VC-0882-00 (ET-0332-01) issued to Duke Energy Moapa, LLC by the Clark County Department of Comprehensive Planning, Current Planning Division, dated September 28, 2000, as extended November 16, 2001, as extended October 15, 2003.

Requirements for Transfer: None.

8. Noise Variance Permit WS-0679-01 issued by the Clark County Department of Comprehensive Planning, Current Planning Division on July 26, 2001.

Requirements for Transfer: None.

PART B - NEW CONSTRUCTION PERMITS

1. Renewed Dust Control Permit (Combined Cycle Power Plant) (replacing Dust Control Permit for Construction Activities Including Surface Grading and Trenching issued to Duke Energy Moapa, LLC by the Clark County District Health Department dated May 31, 2001)

2. Renewed Dust Control Permit (Construction Laydown and Parking) (replacing Dust Control Permit for Construction Activities Including Surface Grading and Trenching issued to Duke Energy Moapa, LLC by the Clark County Department of Air Quality Management dated September 21, 2001)

3. Renewed Dam Safety Permit (replacing Permit for Construction, Reconstruction or Alteration of a Dam dated May 29, 2002 issued to Duke Energy Moapa, LLC by the State of Nevada Department of Conservation and Natural Resources, Division of Water Resources (north and south evaporation ponds)

4. Renewed Waste Management Permit (replacing Waste Management Permit dated January 1, 2001 issued to Duke Energy Moapa, LLC by the Clark County District Health Department)

5. Renewed Building Permit (replacing Building Permit dated October 10, 2001 issued to Duke Energy Moapa, LLC by the Clark County Building Department)

6. Renewed Special Use Permit for construction staging area issued to Duke Energy Moapa, LLC by Clark County Department of Comprehensive Planning

7. Renewed Hazardous Materials Storage Permit issued to Duke Energy Moapa, LLC by Clark County Fire Department

8. New Determination of No Hazard to Air Navigation issued by the Federal Aviation Administration (transmission towers or plant stacks in existing utility corridor)

PART C - NEW OPERATIONS PERMITS

9. Septic Permit

10. Drinking Water Permit

11. Foundation Permit for Aboveground Storage Tanks

12. State Air Operating Permit

13. Acid Rain Permit

14. Title V Air Permit

15. Grading Permits (Access Road/Plant Site)

16. Building Permit

17. Occupancy Permit

18. State Boiler and Pressure Vessel Certification

19. Temporary Power Permit

20. Fire Protection Water Permit

21. Underground Fire Water Permit

22. Fixed Extinguishing Permit for CO2 System

23. Fixed Extinguishing Permit for Occupied Buildings

24. Fixed Extinguishing Permit for Steam Turbine

25. Fire Water Tank Permit

26. Fire Water Pump Permit

27. Plant Site Fire Alarm

28. Central Station Monitoring Permit

29. Entrance Gate Permit

30. Storm Water Permit for Discharges Associated with Industrial Activity

PART D - PERMITS NEITHER TRANSFERRED NOR RENEWED

1. Compliance Order issued by Public Utilities Commission of Nevada on April 8, 2002 in Docket No. 02-1030 granting the joint application of Duke Energy Moapa, LLC and Nevada Power Company to construct a 500 kV transmission line.

2. Permit to Construct issued to Duke Energy Moapa, LLC and Nevada Power Company by the Public Utilities Commission of Nevada on May 9, 2002 (UEPA No. 322, Docket No. 02-1030). (New 500 kV transmission line and fiber optic cable between the Moapa Energy Facility and the Harry Allen Substation.)

3. Authorization to drill one exploratory well in the Garnet Valley Basin 216, issued on July 16, 2001 to Duke Energy Moapa, LLC by the State of Nevada Department of Conservation and Natural Resources. (Application No. 67650, Waiver No. W-2103.)

4. Notice of Final Action reference #DR-0678-01 issued to Kerr McGee Chemical, LLC dated July 26, 2001 by Clark County, Department of Comprehensive Planning ("Special Use Permit"/Zoning approval)

5. Determination of No Hazard to Air Navigation issued to Duke Energy Moapa, LLC by the Federal Aviation Administration dated May 2, 2002 (Transmission towers or plant stacks in existing utility corridor)

6. Renewed Permits for Discharges of Stormwater Associated with Construction Activity (replacing Storm Water General Permit No. GNV0022241-32556 issued to Duke Energy Moapa, LLC by the State of Nevada Division of Environmental Protection) and Stormwater associated with industrial activity from temporary concrete, asphalt and material plants or operations dedicated to the Permitted Construction Project.

7. Letter Order issued by the Federal Energy Regulatory Commission on July 23, 2002 in Docket No. EG02-134 finding that Duke Energy Moapa, LLC is an Exempt Wholesale Generator.

8. Order issued by the Federal Energy Regulatory Commission on May 14, 2001 in Docket No. ER01-1208 accepting for filing Duke Energy Moapa, LLC's market-based rates.

9. Use Tax Permit #735947520-01, issued January 1, 2002 by the State of Nevada Department of Taxation

PART E - EXCEPTIONS

1. The Air Permit referred to as item 1 of Part A of this Section 3.1.15 has been modified effective June 3, 2004 to establish limitations on start-up durations consistent with GE specifications and is subject to appeal for 30 days thereafter.

SECTION 3.1.16 - INSURANCE

                                Insurance Summary

                                                                                        DEDUCTIBLES (EACH
          COVERAGES                       INSURER                 LIMITS                   OCCURRENCE)
-------------------------       -----------------------      ----------------           -----------------
General Liability               Bison Insurance Company      $40,000,000                      $ 50,000
                                Limited

Builder's Risk (Suspended       Bison Insurance Company      Replacement cost                 $100,000
Construction)                   Limited

SECTION 3.1.17 - ENVIRONMENTAL MATTERS

PART A -- REPORTS AND STUDIES

1. Transmission Line Project Environmental Assessment dated November, 2001, prepared by URS Corporation and submitted to U.S. Bureau of Land Management together with the following appendices:

         (a) Application for Transportation and Utility Systems and Facilities on Federal Lands submitted by Duke Energy Moapa, LLC to the Bureau of Land Management dated July 20, 2000 (Appendix A).

         (b) Power Transmission Line ROW Legal Description and Exhibit (Appendix
B).

         (c) Fugitive Dust Control and Mitigation Plan (Appendix C).

         (d) Moapa Power Line Project Biological Resources Survey Protocols (Appendix D).

         (e) Kern River Gas Transmission Company Proposed Duke Moapa lateral Project Environmental Report prepared by the University of Nevada-Las Vegas dated April, 2001 (Appendix E).

         (f) Manual 8410 Visual Resource Inventory Illustrations (Appendix F).

         (g) State Engineer's Ruling 5008 (Appendix G).

2. Comment Table and Response to Comments from Robert Hall on the Final Moapa Energy Facility Transmission Line Environmental Assessment, submitted by Duke Energy Moapa, LLC to the Bureau of Land Management on January 10, 2002.

3. Additional Responses to Comments from Robert Hall on the Final Moapa Energy Facility Transmission Line Environmental Assessment submitted by Duke Energy Moapa, LLC to the Bureau of Land Management on January 22, 2002.

4. Report titled "Hydrologic Impacts Associated with Ground Water Extraction in Hydrographic Basin 216, Garnet Valley, Clark County, Nevada" prepared by Michael Johnson, Consulting Hydrologist, dated December, 2002.

5. Report titled "Drilling and Development of Well WS-2 Garnet Valley, Clark County, Nevada" prepared by Michael Johnson, Consulting Hydrologist, dated October 2002.

6. Phase I Environmental Site Assessment, Final Report, prepared by URS Greiner Woodward Clyde International America's, Inc. dated July 26, 2000. (100 acre project site)

7. Surface Soil and Water Well Sampling Study dated December, 2000 prepared by URS Greiner Woodward Clyde International America's, Inc.

8. Construction Stormwater Pollution Prevention Plan dated September 2001 submitted to the State of Nevada Division of Environmental Protection by URS Corporation on behalf of Duke Energy Moapa, LLC.

9. Spill Prevention, Control and Countermeasure Plan prepared by Duke Energy Fossil Hydro Combustion EHS Services dated June 2003.

PART B -- ENVIRONMENTAL PERMITS

1. Authority to Construct for an Electric Utility Facility (Source Identification Number A-1513, Modification #0) issued to Duke Energy Moapa, LLC by the Clark County, Nevada Health District on June 1, 2001, as modified by Modification #1 issued June 3, 2004.

2. Authorization to Discharge to Evaporation Ponds issued to Duke Energy Moapa, LLC by the State of Nevada Division of Environmental Protection dated May 6, 2002 (Permit No. NEV2001517).

3. State of Nevada Division of Wildlife Industrial Artificial Pond Permit No. S21606 issued to Duke Energy Moapa, LLC dated February 1, 2002.

4. Notice of Intent for continuation of coverage under the Stormwater General Permit (NVR100000) for the Moapa Energy Facility, submitted December 9, 2002, effective September 16, 2002 through September 15, 2007.

5. Moapa Energy Facility Resource Conservation Recovery Act Hazardous EPA ID #NVR000076000.

6. Nevada Hazardous Materials Storage Permit No. 51031-52275 issued to Moapa Energy Facility by Nevada State Fire Marshal dated March 1, 2004.

PART C -- EXCEPTIONS

1. On June 27, 2000, URS conducted a soil sampling of the 100-acre site proposed for the Moapa Energy Facility. During that investigation, ammonium perchlorate was detected in one soil sample at 340 micrograms/kilogram (ug/kg). Ammonium perchlorate was not detected above the laboratory detection limit of 40 ug/kg in the remaining eleven soil samples. Results from a second supplemental sampling indicated ammonium perchlorate was detected in 8 of 10 surface soil samples with concentrations ranging from 63 ug/kg to 180 ug/kg. Ammonium perchlorate was not detected in the remaining two soil samples above the laboratory detection limit.

According to the December 2000 Surface Soil and Water Well Sampling report prepared by URS, the State of Nevada has not established soil action levels for ammonium perchlorate. However, EPA Region IX's Preliminary Remediation Goals ("PRGs") used for screening purposes during soil investigations suggest a baseline concentration of 940,000 ug/kg for ammonium perchlorate before requiring further investigation and potential cleanup. Accordingly, the levels of ammonium perchlorate detected at the Moapa Energy Facility in June 2000 did not trigger any remediation activity

2. The Air Permit referred to as item 1 of Part B of this Section 3.1.17 has been modified effective June 3, 2004 to establish limitations on start-up durations consistent with GE specifications and is subject to appeal for 30 days thereafter.

3. The U.S. Environmental Protection Agency has petitioned the Clark County Air Board to assess a potential change in status of the area in which the Facility is located from attainment to non-attainment for purposes of the Clean Air Act and rules and regulations promulgated thereunder. Although this change in status would not have an adverse impact on the Air Permit identified as item 1 of this
Section 3.1.17 Part B, if the change in status occurs it may have a significant impact on Purchaser's ability in the future to modify the Facility or to otherwise obtain modifications to such Air Permit.

SECTION 3.1.20 - FACILITY INTELLECTUAL PROPERTY

PART A - LIST OF FACILITY INTELLECTUAL PROPERTY

1. Any rights to use Intellectual Property contained in the Assumed Agreements.

2. Any rights to use Intellectual Property contained in the (a) Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators (CTGs) and Steam Turbine Generators (STGs) between Duke Energy Global Asset Development, Inc. (now known as Duke Energy Americas, Inc.) and General Electric Company dated November 30, 1998, as amended by letter from GE Power Systems to Duke Energy North America ("DENA"), dated January 10, 2002;
(b) Multi-Project Agreement and Attached Special Terms and Conditions for the Purchase and Sale of Gas Turbine Generators and Steam Turbine Generators between DENA and General Electric Company dated June 30, 2000, as amended by First Amendment to Multi-Project Agreement, dated as of December 20, 2001, and Second Amendment to Multi-Project Agreement, dated as of January 29, 2003; (c) Catalytic Reduction Catalysts Purchase Agreement between Cormetech Inc. and DENA, dated June 16, 1999, and (d) Heat Recovery Steam Generators Purchase Agreement between Aalborg Industries, Inc. and DENA dated March 5, 2001, in each case to the extent any such Intellectual Property has been assigned to either Seller in connection with the assignment of the Purchase Orders pursuant to such agreements and to the extent such Intellectual Property relates to the Materials and Equipment.

3. Rights to obtain licenses for DCS software system delivered with Delta V software, version 5.3.1 upon commissioning of related equipment.

4. Rights to obtain licenses for Mark VI Turbine Control Software for CTG and STG upon commissioning of related equipment.

5. Rights to obtain licenses for Continuous Emissions Monitoring System Software upon commissioning of related equipment.

6. Rights to obtain licenses for Aquatech Water Treatment Control System upon commissioning of related equipment.

PART B - EXCEPTIONS

1. Sellers have not purchased and are not transferring to Purchaser any upgrades to software recommended or required by the vendor of any of the Materials and Equipment since the date of the original purchase of such Materials and Equipment.

2. Sellers have not obtained any Intellectual Property (other than that listed in Part A above) that typically would be purchased or required in connection with the preparation for start-up and testing of the Facility or in connection with operation or maintenance of the Facility.

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3. Sellers are not transferring to Purchaser any (a) standard operating procedures adaptable to the Facility owned by Sellers or its Affiliates, (b) training modules for operations and maintenance personnel owned by Sellers or its Affiliates or (c) any Intellectual Property listed as Excluded Assets.

SECTION 4.2 - PRESERVATION OF ASSETS

1. Seller does not intend to renew any Facility Intellectual Property, except to pay any required service fees to maintain the same.

2. Activities required by the letters from the Clark County Fire Department dated February 20, 2003, May 12, 2004, and May 25, 2004.

3. Renewal of agreement with security guard company.

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SECTION 8.1 - TAXES

A Business Personal Property Declaration for the fiscal year July 1,2004 - June 30, 2005 must be filed by Duke Moapa by June 30, 2004. Duke Moapa will be requesting a 30-day extension to file with the Clark County Assessor's office.

The statute of limitations on Duke Energy Corporation's 2001 consolidated Federal income tax return, which includes Duke Energy Americas, Inc., DENA and Duke Moapa, has been extended to December 31, 2005.

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                                   SCHEDULE V
                          PURCHASER DISCLOSURE SCHEDULE

SECTION 3.2 - PURCHASER'S KNOWLEDGE

1. Roberto Denis

2. Jeff Hill

3. Colleen Rice

4. Jeff Klein

5. Carolyn Cowan

6. Richard Coyle

SECTION 3.2.6 - LEGAL PROCEEDINGS

1. NPC, Docket ER04-816 (Second proposed change to NPC OATT Section 17.7)

2. NPC, Docket ER03-1328 (NPC transmission rate case)

3. VEAC, Docket ER04-424 (VEA/Diamond IA)

4. NPC, Docket EL03-229 (Mirant credit complaint)

5. NPC, Docket TX04-2 (NPC Section 211 filing)

6. NPC, Docket ER02-2329 (MOU between NPC and Reliant - Duke Moapa intervened)

7. NPC, Docket ER02-1913 (NPC - GenWest IA - Duke Moapa intervened)

8. NPC, Docket ER04-877 (NPC proposed amendment to DETM TSA tariff amendment)

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                                   SCHEDULE VI

                       GENERAL DESCRIPTION OF THE FACILITY

         The following describes the Facility conceived, designed and engineered by Duke Moapa:

         The Facility will be, when completed, a nominally rated approximately 1,200 megawatt (MW) natural gas-fired combined cycle electric generation plant located on a 100 acre greenfield site in Clark County, Nevada, approximately 20 miles northeast of Las Vegas. The Facility has two power blocks, each in a two-on-one configuration consisting of two (2) General Electric 160 MW Frame 7FA (Model 7241) dry Lo-Nox advanced combustion turbine generators (CTG) with inlet air chillers and supplemental (duct) firing, two (2) Aalborg triple pressure level, reheat, heat recovery steam generators (HRSGs) with Selective Catalytic Reduction (SCR), aqueous ammonia injection and CO catalysts to meet air emissions requirements, one (1) General Electric 300 MW steam turbine generator
(STG), exhausting to an air cooled condenser, and boiler feedwater pumps, condensate pumps, interconnecting piping, and related ancillary equipment.

         Natural gas fuel for the Facility will be supplied through a 3.7 mile pipeline lateral interconnecting the Facility to the Kern River Pipeline, with gas transmitted pursuant to appropriate interruptible gas transmission agreements. Electrical interconnection of the Facility to the transmission grid will be provided through interconnection to the Harry Allen substation located approximately four miles from the plant site pursuant to interconnection and transmission service agreements with Nevada Power Company. Electrical output will be exported through a 525 kV transmission line into the grid. Process water for the Facility will be drawn primarily from on-site wells pursuant to a contract with the Las Vegas Valley Water District authorizing the withdrawal of up to 700 acre-feet of water per year. The Facility is a zero liquid discharge facility with discharge to zero discharge evaporation ponds, which allows for conservation of water. Make-up water is processed utilizing a HERO (High Efficiency Reverse Osmosis) system.

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                                  SCHEDULE VII
                                  INITIAL WORK

Scope of Initial Work

1. The Initial Work shall be performed pursuant to the terms and conditions set forth in this Schedule VII. Sellers shall enter into a contract with a qualified contractor to perform the Initial Work. The contract for the Initial Work shall include the work set forth in paragraph 6 of this Schedule VII and shall be reasonably acceptable to Purchaser and provided to Purchaser for its review and comment prior to execution by Sellers and the contractor selected to provide the Initial Work.

2. Sellers shall be responsible for timely obtaining all Permits necessary to commence and complete the Initial Work, including, without limitation, a dust control permit, a building permit, a general stormwater permit for construction activities and any necessary fire control system permit.

3. Prior to the Closing Date, Sellers shall make all reports regarding the Initial Work to Purchaser as reasonably requested by Purchaser.

4. The price of the contract for the Initial Work shall not exceed $250,000.

5. The Initial Work shall commence not earlier than August 20, 2004 nor later than September 10, 2004, and shall be scheduled to be completed during an 8 week installation and construction schedule. Sellers shall coordinate with and obtain the approval of Purchaser for the actual installation and construction schedule.

6. The scope of the Initial Work contract shall be as follows:

         ARTICLE 1.1 PURPOSE

         The purpose of the Work is to complete the Power Block 1 Standby Diesel Generator (1DG-DG-0100) installation at the Moapa Energy Facility.

         ARTICLE 1.2 COMPLETED WORK

         The Power Block 1 Standby Diesel Generator (1DG-DG-0100) has been partially assembled and installed at the Moapa Energy Facility. Completed work includes:

1. Pouring of the foundation for the Diesel Generator and the Load Bank (separate foundations).

2. Installation of the plant grounding grid and stub-ups around the Diesel Generator foundation.

3. Setting and mounting of the Caterpillar model 3412 Diesel Generator set on the foundation.

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4.       Installation of platforms, ladders, railing and cable tray around the
     Diesel Generator set.

5. Installation of a temporary 120/208 VAC power supply to the Diesel Generator for energizing the battery charger, space heater and jacket water heater.

No additional cabling, raceway, piping or structural hardware has currently been installed. Photographs 1-4 provide views of the partially assembled and installed Standby Diesel Generator.

         ARTICLE 1.3 EXCLUDED WORK

No additional permanent electrical or mechanical connections to outside systems will be required. This exclusion includes:

1. Electrical power and control circuits to the Automatic Transfer Switch (1EB-ATS-A) and Essential Services MCC (1EB-MC-A).

2.       Electrical alarm circuits to the plant DCS.

3. Mechanical drains (engine oil, radiator coolant) to the plant Waste Treatment System.

         ARTICLE 1.4 GENERAL ASPECTS OF WORK

1. Contractor shall be responsible for the acquisition, transportation, delivery, unloading, handling, warehousing and control of all materials, equipment, consumables, services and any other items needed to complete the installation of the Diesel Generator and Load Bank.

2. Contractor shall be responsible for the construction, installation and testing of a complete and operable Diesel Generator system including the provision, planning, and supervision of all labor, services, tools, equipment, testing devices and all other necessary items and activities. All work shall be in compliance with the Electrical Installation Specification.

3. Contractor shall maintain a record set of drawings showing as-built conditions of the Work. The record drawings shall be made available to Company representatives upon request for inspection purposes and coordination with third party contractors.

4. Contractor shall comply with OSHA requirements for small tools and equipment.

5. Contractor's scaffolding shall be inspected by both Contractor's and Company's Safety representative upon erection and prior to use. A tag system will be used for all scaffolding and ladders. No one will be permitted to use the scaffold/ladder prior to a "Green" tag being placed on the item.

         ARTICLE 2.0 DESCRIPTION OF WORK -- SPECIFIC

This Scope of Work shall include completion of the assembly of the Diesel Generator set and Load Bank in Power Block 1, start-up and commissioning of the equipment. The goal of this Work is to provide one (1) operational Diesel Generator that can be periodically started and loaded by the Load Bank, is capable of being integrated into and functional with the completed Power Block, and meets the performance requirements (including start-up time and electrical capacity/output) set forth in the specifications and engineering and design documents for the Diesel Generator described in Article 2.0 hereof.

         ARTICLE 2.1 SPECIFIC ASPECTS OF INITIAL WORK

1.       Diesel Generator Set Assembly

     Contractor shall complete the assembly of the Caterpillar Diesel Generator Set per manufacturer drawings and Operation and Maintenance Manual.

2.       Load Bank Assembly

     Contractor shall assemble and mount the Sephco Load Bank on the existing foundation per manufacturer drawings and Installation and Operational Manual.

3.       Diesel Generator and Load Bank Grounding

     Contractor shall tie the Diesel Generator and Load Bank enclosures, platforms and ground busses to the plant grounding grid per the Electrical Grounding Plans.

4.       Diesel Generator and Load Bank Electrical Interconnection

     Contractor shall mount the Sephco Remote Control Panel next to the Caterpillar EMCP II Control Panel inside the Caterpillar sound attenuated / weather protective enclosure. Contractor shall electrically interconnect the Diesel Generator set and Load Bank per the Electrical Connection Diagram and cable list. Contractor shall install a jumper between terminals "AUX 1" and "AUX 2" per Electrical Connection Diagrams to enable operation of the Load Bank. Please note that electrical power and control interconnections to the Automatic Transfer Switch (1EB-ATS-A), Essential Services MCC (1EB-MC-A) and plant DCS are NOT required. Wire and cable shall meet the requirements of the cable list and Section 14.0 of the Electrical Design Criteria.

5.       Diesel Generator and Load Bank Power Feeder Installation

     Contractor shall install temporary AC power feeds to the Diesel Generator and Load Bank as follows:

     a. 120/208 VAC to the Diesel Generator for energizing the battery charger, space heater and jacket water heater (20 amp feed).

     b. 480 VAC to the Load Bank for energizing the fan motor (20 amp feed).

     c. 120 VAC to the Load Bank for energizing the control circuits (20 amp feed).

     Owner shall designate the location of the temporary power sources for these power feeds. Electrical power connections to the Diesel Generator and Load Bank shall be installed per the Electrical Connection Diagram and cable list.

6.       Fuel Oil Fill

     Contractor shall fill the 800-gallon sub-base fuel oil tank with low sulfur fuel oil.

7.       Diesel Generator Start-up and Commissioning

     Contractor shall inspect, test, calibrate and functionally check for correct operation the entire Diesel Generator system and prepare and submit all testing documentation. Start-up and testing shall be conducted in accordance with the Electrical Field Testing Specification and manufacturer's instructions such that equipment warranties are not voided. Contractor shall calibrate and maintain testing equipment in accordance with manufacturer's instructions. Contractor shall notify Company 48 hours in advance of all tests to be performed. Company shall advise Contractor of which tests are to be witnessed. Tests to be witnessed shall not be conducted until Company representative is present. Contractor shall maintain complete records of all inspections, testing, calibration and functional/operational checks. Contractor shall document test results on Contractor provided forms. Testing forms must, as a minimum, contain the following information.

     a. Equipment tag or circuit number and description of equipment being tested

     b.   Date of test and ambient conditions

     c. Description of test including test procedure and circuit diagram as applicable

     d.   Normal or expected results

     e.   Actual results

     f.   Test equipment serial number and calibration date.

     g.   Analysis and recommendations with Superintendent signature and date

     Contractor shall submit original test reports and calibration sheets to Company for its records.